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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Dick's Sporting Goods, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 6, 2012

To our Stockholders:

        The 2012 annual meeting of stockholders of Dick's Sporting Goods, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, on June 6, 2012, beginning at 1:30 p.m. local time. At the meeting, holders of the Company's issued and outstanding common stock (NYSE: DKS) and Class B common stock will act on the following matters:

          (1)   Election of two (2) Class A Directors, each for terms that expire in 2015;

          (2)   Approve the Company's 2012 Stock and Incentive Plan;

          (3)   Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2012;

          (4)   Non-binding advisory vote to approve compensation of named executive officers, as disclosed in these materials; and

          (5)   Any other matters that properly come before the meeting.

        All holders of record of shares of the Company's common stock and Class B common stock at the close of business on April 9, 2012 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

        A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose germane to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on May 27, 2012. To assure your representation at the 2012 annual meeting of stockholders, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

By order of the Board of Directors,

Edward W. Stack Chairman of the Board

April 20, 2012
Coraopolis, PA

i

345 Court Street
Coraopolis, PA 15108

PROXY STATEMENT

        This proxy statement contains information related to the 2012 annual meeting of stockholders of Dick's Sporting Goods, Inc., a Delaware corporation (the "Company"), to be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, on June 6, 2012, beginning at 1:30 p.m. local time, and at any postponements and/or adjournments thereof.

        In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, including our Annual Report, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders, and this proxy statement and the form of proxy relating to our 2012 annual meeting are first being made available to stockholders, on or about April 20, 2012. In accordance with SEC rules, the website www.allianceproxy.com/dcsg/2012 provides complete anonymity with respect to a stockholder accessing the website.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of two (2) Class A Directors, approval of the Company's 2012 Stock and Incentive Plan, ratification of our independent registered public accounting firm for fiscal 2012, non-binding advisory vote to approve compensation of our named executive officers as disclosed in these materials, and any other matter to properly come before the meeting.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on April 9, 2012, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting or any postponements or adjournments of the annual meeting.

 What are the voting rights of the holders of Dick's Sporting Goods, Inc. common stock and Class B common stock?

        Holders of our common stock and Class B common stock have identical rights, except that holders of common stock are entitled to one (1) vote for each share held of record and holders of Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

Who can attend the annual meeting?

        Subject to space availability, all common stockholders and Class B common stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the annual meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, permitting business to be conducted at the annual meeting. As of the record date, 97,153,293 shares of common stock (excluding treasury stock) representing the same number of votes and 24,960,870 shares of Class B common stock representing 249,608,700 votes were issued and outstanding. Thus, the presence of the holders of common stock or Class B common stock or a combination thereof representing at least 173,380,997 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the annual meeting to establish a quorum.

How do I vote?

        As set forth in the Notice of Internet Availability of Proxy Materials being mailed to all stockholders, you may cast your vote online at www.allianceproxy.com/dcsg/2012. The Notice of Internet Availability of Proxy Materials also provides three ways in which you may request a paper copy of the proxy statement and accompanying proxy card: via the Internet (www.allianceproxy.com/dcsg/2012), telephone ((877) 777-2857) or email (requests@allianceadvisorsllc.com). If you vote online or request, receive, complete and return the paper proxy card to the Company, it will be voted as you direct. Further, if you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in "street name" through a broker or other nominee, follow the instructions on the Notice of Internet Availability of Proxy Materials provided by your broker.

Can I change or revoke my vote after I vote online or return my proxy card?

        Yes. Even after you have submitted your proxy online or via the mail, you may change or revoke your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

 What are the recommendations of the Board of Directors?

        Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with each recommendation of the Company's Board of Directors (the "Board"). The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  •
  for election of the nominated slate of Class A Directors (see Item 1);

  •
  for the approval of the Company's 2012 Stock and Incentive Plan (see Item 2);

  •
  for ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012 (see Item 3); and

  •
  for approval, on a non-binding advisory basis, of the compensation of our named executive officers as required to be disclosed in these materials (see Item 4).

        With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Approval of the Company's 2012 Stock and Incentive Plan.    The affirmative vote of a majority of the votes cast at the meeting is required for approval of the Company's 2012 Stock and Incentive Plan.

        Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes cast at the meeting is required for approval of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.

        Non-binding Advisory Vote to Approve Compensation of Our Named Executive Officers.    The affirmative vote of a majority of the votes cast at the meeting is required for the approval of the compensation of our named executive officers; provided, however, that the vote is advisory in nature and non-binding on the Company.

        For each of these matters, abstentions will be counted for purposes of determining whether there is a quorum but will not be counted in determining the number of shares necessary for approval. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including election of directors, approval of the Company's 2012 Stock and Incentive Plan and the advisory vote to approve executive compensation. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum.

We are a controlled Company under the New York Stock Exchange rules

        Because as of April 9, 2012, Edward W. Stack, our Chairman and Chief Executive Officer, controlled approximately 66% of the combined voting power of our common stock and Class B common stock, we are a "controlled company" under the Corporate Governance Standards of the New York Stock Exchange ("NYSE"). As a controlled company, we are not required to have a majority of independent directors or a compensation committee or nominating/corporate governance committee composed entirely of independent directors. However, as part of our commitment to maintaining a high standard of corporate governance, we have determined to voluntarily comply with the NYSE independence requirements. As discussed further below, our Board is comprised of a majority of independent directors and our Audit, Compensation and Governance and Nominating Committees are comprised entirely of independent directors.

STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

        Based on a review of filings with the SEC and information known to us about our Class B common stock, the following are the non-management beneficial holders of more than 5% of the outstanding shares of Dick's Sporting Goods, Inc. (i) common stock (including Class B common stock, since it is convertible into common stock at any time, and options exercisable for our common stock within 60 days) or (ii) Class B common stock, as of April 9, 2012:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(2)	Percentage of Class B Common Stock(2)
Common Stock	BAMCO, Inc. Ronald Baron(3) 767 Fifth Avenue, 49th Floor New York, NY 10153	10,266,001; shared power to vote and direct disposition(3)	10.72%	—
Common Stock	Wells Fargo and Company(4) 420 Montgomery Street San Francisco, CA 94104	5,951,335; shared power to vote and direct disposition(4)	6.21%	—

(1)
A person has beneficial ownership of shares if he or she has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated. The shares listed in this table include shares issuable upon the exercise of options or other rights that are exercisable or become exercisable within 60 days of April 9, 2012 or the date of the relevant ownership filing with the SEC.

(2)
Percentage ownership amounts are as reported by the stockholder as of the date of its respective Schedule 13G filing.

(3)
Share ownership amounts are based on figures set forth in Amendment No. 7 to Schedule 13G, filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Growth Fund and Ronald Baron on February 14, 2012. Of the shares beneficially owned, Ronald Baron has shared power to vote with respect to 9,434,701 shares and shared power to direct disposition with respect to 10,266,001 shares. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Baron Growth Fund is an advisory client of BAMCO, Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc.

(4)
Share ownership amounts are based on figures set forth in Amendment No. 1 to Schedule 13G, filed by Wells Fargo and Company on January 24, 2012. Of the shares beneficially owned, Wells Fargo and Company has sole power to vote with respect to 5,581,356 shares, sole power to direct disposition with respect to 5,868,073, shared power to vote with respect to 287 shares and shared power to direct disposition with respect to 567 shares. Wells Fargo and Company is a parent holding company for the following subsidiaries that own shares of our common stock: Peregrine Capital Management, Inc., Wells Fargo Advisors Financial Network, LLC, Wells Fargo Advisors, LLC, Wells Fargo Funds Management, LLC, Wells Capital Management Incorporated and Wells Fargo Bank, N.A.

 How much stock do the Company's directors, nominees and executive officers own?

        The following table shows the amount of Dick's Sporting Goods, Inc. common stock and Class B common stock beneficially owned (unless otherwise indicated) by our directors, nominees for director, the executive officers named in the current "Summary Compensation Table" and all of our directors and executive officers (including those who are not "named executive officers") as a group. Except as otherwise indicated, all information is as of April 9, 2012.

        A person has beneficial ownership of shares if he or she has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of April 9, 2012. The shares listed in the table below include shares of common stock issuable upon the exercise of options or other rights that are exercisable or convertible or will become exercisable or convertible within 60 days of April 9, 2012.

	Shares Beneficially Owned
					Percent(16)
	Number
					Common Stock
Name of Beneficial Owner	Common Stock		Class B			Class B	Voting Power
Named Executive Officers, Nominees and Directors
Edward W. Stack	5,335,997	(1)	22,620,083	(2)	22.41%	90.62%	65.83%
Timothy E. Kullman	278,308	(3)	—		*	*	*
Joseph H. Schmidt	386,110	(4)	—		*	*	*
Lauren Hobart	32,214	(5)	—		*	*	*
Kathryn L. Sutter	130,394	(6)	—		*	*	*
Emanuel Chirico	113,963	(7)	—		*	*	*
William J. Colombo	759,918	(8)	51,786	(9)	*	*	*
Jacqualyn A. Fouse	10,013	(10)	—		*	*	*
Walter Rossi	151,563	(11)	—		*	*	*
Lawrence J. Schorr	132,615	(12)	—		*	*	*
Larry D. Stone	77,098	(13)	—		*	*	*
Allen R. Weiss	2,263	(14)	—		*	*	*
All Executive Officers and Directors as a group (15 persons)	7,830,569	(15)	22,671,869		24.09%	90.83%	66.38%

*
Percentage of shares of common stock beneficially owned does not exceed one percent (1%).

(1)
Includes 4,982,892 shares of common stock issuable upon exercise of options that were exercisable within 60 days of April 9, 2012, and 258,234 shares of restricted stock subject to vesting. Pursuant to a Memorandum of Understanding ("MOU") dated March 2, 2009, Mr. Stack's former spouse is entitled to receive the economic benefit with respect to certain stock options exercisable for shares of our common stock (which as of April 9, 2012 totaled 2,345,000 shares, subject to equitable adjustment for any stock split, recapitalization or similar event), which includes the right to request the exercise of such stock options and sale of the underlying stock in accordance with the Company's applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to any stock issued upon the exercise of these options until such stock is sold. Pursuant to an agreement dated December 4, 2007, Mr. Stack amended an option he issued individually to his brother Martin Stack, which, as of April 9, 2012, is exercisable for up to 409,800 shares of common stock (subject to equitable adjustment for any stock split, recapitalization or similar event) owned by

  Mr. Stack. Martin Stack's right to exercise the option, which extends for the 36 month period beginning on December 2, 2009, is subject to certain limitations. Mr. Stack retains voting and dispositive power with respect to the shares subject to this option.

(2)
Mr. Stack established a loan facility in January 2007, pursuant to which he agreed to pledge shares of Class B common stock based on the Company's stock price and outstanding loan amount. As of April 9, 2012, there were no amounts outstanding under the loan, and as such no shares were pledged. The maximum number of shares of Class B common stock that could be pledged in connection with the loan facility is 2.5 million. In addition, pursuant to the terms of the MOU, Mr. Stack transferred 4,000,000 shares of Class B common stock to his former spouse, which are included in the number of shares owned by Mr. Stack for purposes of this table, as he retains voting but not dispositive power with respect to such shares.

(3)
Includes 227,331 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 44,016 shares of restricted stock subject to vesting.

(4)
Includes 309,280 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 74,524 shares of restricted stock subject to vesting.

(5)
Includes 6,382 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 24,499 shares of restricted stock subject to vesting.

(6)
Includes 90,198 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 32,294 shares of restricted stock subject to vesting.

(7)
Includes 35,000 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 5,430 shares of restricted stock subject to vesting.

(8)
Includes 457,000 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 5,430 shares of restricted stock subject to vesting. Also includes 800 shares held by Mr. Colombo's minor children. Mr. Colombo disclaims beneficial ownership of those shares held by his children, and the inclusion of such shares shall not be an admission that Mr. Colombo is the beneficial owner for the purposes of Section 16 under the Securities Exchange Act of 1934.

(9)
Mr. Colombo serves as trustee under the Denise M. Stack Trust For Children, pursuant to which he has voting and dispositive power over the Class B shares held in the trust for the benefit of Denise Stack's children, as outlined in the irrevocable trust agreement governing the terms of the Trust.

(10)
Includes 5,000 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 4,096 shares of restricted stock subject to vesting.

(11)
Includes 95,000 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 5,430 shares of restricted stock subject to vesting.

(12)
Includes 95,000 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 5,430 shares of restricted stock subject to vesting.

(13)
Includes 55,000 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of April 9, 2012 and 5,430 shares of restricted stock subject to vesting.

(14)
Includes 2,263 shares of restricted stock subject to vesting.

(15)
Includes a total of 6,605,604 shares of common stock that are issuable upon the exercise of options within 60 days of April 9, 2012, and a total of 561,827 shares of restricted stock subject to vesting.

(16)
As of April 9, 2012, there were 97,153,293 shares of common stock outstanding (excluding treasury shares) and 24,960,870 shares of Class B common stock outstanding. To calculate an individual director or executive officer's percentage of beneficial ownership of common stock, we must include in the numerator and denominator shares of common stock underlying options and securities convertible into common stock (such as our Class B common stock) that the director or executive officer is considered to beneficially own. Shares of common stock underlying options and securities convertible into common stock held by other directors, executive officers and stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our directors and executive officers may differ.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of the Company's common stock with the SEC. Based upon a review of filings with the SEC and written representations that no other reports were required to be filed, we believe that all of our directors and executive officers complied during fiscal 2011 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 — ELECTION OF DIRECTORS

        The Board is divided into three (3) classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class A Directors expires at the 2012 annual meeting, while the term for Class B Directors expires at the 2013 annual meeting and the term for Class C Directors expires at the 2014 annual meeting. Upon recommendation by the Governance and Nominating Committee, the Board proposes that the following nominees, William J. Colombo (a Class A Director) and Larry D. Stone (a Class A Director), be elected for new terms of three (3) years and until their successors are duly elected and qualified as Class A Directors. Each of the nominees has consented to serve if elected. If either of them become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

        The professional and personal backgrounds, experiences, qualifications, attributes and skills of each nominee and current director, as set forth below, reflect the qualities that the Company seeks in its Board members. In addition to the specific examples set forth below, the Board and the Company believe that all nominees and current directors possess additional qualifications, attributes and skills that led the Board to believe that the individual should serve or continue to serve as a director, including broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment and commitment to corporate citizenship.

Directors Standing for Election

        The directors standing for election at the 2012 annual meeting are:

        William J. Colombo, 56.    Mr. Colombo became our Vice Chairman of the Board in February 2008, after stepping down as President and Chief Operating Officer of the Company, a position he held since 2002, and has served on the Board since 2002. He also served from September 2010 until February 2011 as our interim Chief Marketing Officer. From late in 1998 to 2000, Mr. Colombo served as President of dsports.com LLC, our then internet commerce subsidiary. Mr. Colombo also served as our Chief Operating Officer and as an Executive Vice President from 1995 to 1998. Mr. Colombo joined us in 1988. From 1977 to 1988, he held various field and district positions with J.C. Penney Company, Inc. (a retailing company listed on the NYSE). He is also on the board of directors of Gibraltar Industries (a leading manufacturer, processor and distributor of products for the building and industrial markets listed on Nasdaq). Mr. Colombo brings more than 30 years of retail experience and insight to his position on the Board. This insight, combined with his more than 20 years of Company-specific experience, has led the Board to conclude that he should continue to serve as a director of the Company.

        Larry D. Stone, 60.    Mr. Stone has served on the Board since 2007. Mr. Stone served as President and Chief Operating Officer for Lowe's Companies Inc. (a home improvement retailer listed on the NYSE) from December 2006 until his retirement in June 2011, and before that served as Senior Executive Vice President Merchandising/Marketing since 2005. Mr. Stone served as Senior Executive Vice President Store Operations for Lowe's from 2003 to 2005, and as Executive Vice President, Store Operations from 2001 to 2003. Mr. Stone's considerable retail experience gained through his positions at Lowe's Companies Inc., combined with the leadership skills developed as President and Chief Operating Officer, has led the Board to conclude that he should continue to serve as a director of the Company.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PERSONS NOMINATED TO SERVE AS CLASS A DIRECTORS.

 Other Directors Not Standing for Election at this Meeting

        Other than the current nominees, the six (6) remaining members of the Board will continue to serve as members of our Board. Our other directors who will continue to serve after the 2012 annual meeting are:

        Emanuel Chirico, 54.    Mr. Chirico has served on the Board since December 2003. Mr. Chirico was named Chairman of the Board of PVH Corp. (an apparel and footwear company listed on the NYSE) on

June 19, 2007 and was named its Chief Executive Officer on February 27, 2006. Previously, Mr. Chirico had been President, Chief Operating Officer and a Director of PVH Corp. since 2005. Prior to that, Mr. Chirico had been Executive Vice President and Chief Financial Officer of PVH Corp. from 1999 until June 2005. From 1993 until 1999, Mr. Chirico was PVH Corp.'s controller. Prior to that, he was a partner at Ernst & Young LLP. Mr. Chirico adds significant financial reporting and management expertise as a result of his experience with a large public accounting firm and in his role as Chief Financial Officer at PVH Corp., and further enhances the expertise of our board with respect to financial matters. These skills, along with the leadership skills evidenced by his position at PVH Corp., has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Chirico's current term in office as a Class B Director expires at the 2013 annual meeting.

        Jacqualyn A. Fouse, 50.    Ms. Fouse has served on the Board since 2010. Ms. Fouse currently serves as Chief Financial Officer of Celgene Corporation (a global biopharmaceutical company listed on Nasdaq). She formerly served as Chief Financial Officer of Bunge Limited (a global agribusiness and food company listed on the NYSE) from 2007 to 2010. From 2006 to 2007, Ms. Fouse was the Senior Vice President, Chief Financial Officer and Corporate Strategy, at Alcon, Inc. (a global eye care company listed on the NYSE). In addition, from 2002, she was Alcon's Senior Vice President and Chief Financial Officer. Previously, Ms. Fouse held a variety of senior finance positions at Alcon and its then majority owner Nestlé SA. Ms. Fouse adds significant financial reporting and management expertise as a result of her role as Chief Financial Officer at Celgene and other companies, and further enhances the expertise of our board with respect to financial matters. This expertise, together with the leadership skills evidenced by her executive position at Celgene and other companies, has led the Board to conclude that she should continue to serve as a director of the Company. Ms. Fouse's current term in office as a Class C Director expires at the 2014 annual meeting.

        Walter Rossi, 69.    Mr. Rossi has served on the Board since 1993. Mr. Rossi formerly served as Chief Executive Officer of Naartjie Custom Kids, Inc. (a children's apparel retailer), Chief Executive Officer of Home Express (a retailer of home furnishings), Chairman of the Retail Group at PVH Corp. (an apparel and footwear company listed on the NYSE), Chairman and Chief Executive Officer of Mervyn's (a department store chain) and as a director for Guitar Center (a retailer of musical instruments formerly listed on Nasdaq). The leadership skills that Mr. Rossi brings to the Board, developed through his executive management experience and service on other boards, combined with his more than 15 years of service on the Board, which provides him with unique insight into the Company's growth and strategy, has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Rossi's current term in office as a Class B Director expires at the 2013 annual meeting.

        Lawrence J. Schorr, 58.    Mr. Schorr has served on the Board since 1985. Mr. Schorr currently serves as Chief Executive Officer of Boltaron Performance Products, LLC (a privately owned plastics manufacturing company). Mr. Schorr has held this position for the last five years. He previously was President of RRT-Recycle America, a subsidiary of WMX Technologies, Inc. He formerly served in the same position for Resource Recycling Technologies, Inc. (a solid waste material management company listed on the American Stock Exchange). He has also served as a partner and managing partner in the law firm of Levene, Gouldin and Thompson LLP. In addition to Mr. Schorr's legal experience, he brings to the Board demonstrated leadership skills, both as the former Managing Partner of a law firm and through his current and past executive officer positions, as well as over 20 years of knowledge as a member of the Board. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Schorr's current term in office as a Class C Director expires at the 2014 annual meeting.

        Edward W. Stack, 57.    Mr. Stack has served as our Chairman and Chief Executive Officer since 1984 when the founder and Edward Stack's father, Richard "Dick" Stack, retired from our then two store chain. Mr. Stack has served us full-time since 1977 in a variety of positions, including Store Manager and Merchandise Manager. Mr. Stack also served as President during fiscal year 2008. As the most senior executive of the Company, Mr. Stack provides the Board with insight into the Company's business operations, opportunities and challenges. In addition, Mr. Stack's history with the Company, and industry and retail experience, support the Board's conclusion that he should continue to serve as a director of the Company. Mr. Stack's current term in office as a Class C Director expires at the 2014 annual meeting.

        Allen R. Weiss, 57.    Mr. Weiss has served on the Board since November 2011. Mr. Weiss served as President of Worldwide Operations for the Walt Disney Parks and Resorts business of The Walt Disney Company, a global entertainment company listed on the NYSE, from 2005 until his retirement in 2011. Prior to that, Mr. Weiss served in a number of roles for The Walt Disney Company since 1972, including most recently as President of Walt Disney World Resort, Executive Vice President of Walt Disney World Resort and Vice President of Resort Operations Support. Mr. Weiss also serves on the board or council of a number of community and civic organizations. The leadership skills that Mr. Weiss brings to the Board, developed through his executive management experience with The Walt Disney Company, have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Weiss's current term in office as a Class B Director expires at the 2013 annual meeting.

How are directors compensated?

Director Compensation — 2011

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)		Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Emanuel Chirico	$91,500	$110,000		—	—	—	—	$201,500
William J. Colombo(6)	—	$110,000		—	$400,000	—	$60,577	$570,577
David I. Fuente(7)	$31,750	$110,000	(8)	—	—	—	—	$141,750
Jacqualyn A. Fouse	$67,250	$110,000		—	—	—	—	$177,250
Walter Rossi	$67,250	$110,000		—	—	—	—	$177,250
Lawrence J. Schorr	$81,500	$110,000		—	—	—	—	$191,500
Larry D. Stone	$76,250	$110,000		—	—	—	—	$186,250
Allen R. Weiss(9)	—	—		$312,400	—	—	—	$312,400

(1)
Edward W. Stack, a member of the Board, also serves as the Company's Chief Executive Officer, and as such did not receive any compensation in fiscal 2011 in connection with his service on the Board. Mr. Stack's 2011 compensation is reported in the "Summary Compensation Table" and the other tables set forth herein. Amounts reflect fees actually paid in fiscal 2011. Directors are paid on a calendar year basis, and amounts do not include fees earned, but not yet paid, for meetings held in January 2012.

(2)
The values set forth in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718, Compensation — Stock Compensation, for restricted stock (column c) and stock option awards (column d) granted to each director. A discussion of the relevant assumptions made in the valuation of the 2011 restricted stock and stock option awards may be found in the "Stock-Based Compensation" section of Note 9 of the footnotes to the Company's consolidated financial statements, in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

(3)
The grant date fair value with respect to restricted stock grants awarded to each director in the fiscal year ended January 28, 2012, computed in accordance with ASC Topic 718, was $40.00 per share for restricted stock awarded on March 15, 2011. The aggregate number of shares of unvested restricted stock outstanding as of January 28, 2012 was 9,417 for all directors other than Ms. Fouse, who owned 2,750 shares of unvested restricted stock, and Mr. Weiss, who owned no shares of restricted stock, as of January 28, 2012.

(4)
The grant date fair value with respect to stock options granted to directors in the fiscal year ended January 28, 2012, computed in accordance with ASC Topic 718, was $15.62 per share for the stock option grant awarded on November 14, 2011. The aggregate number of shares underlying unexercised stock option awards outstanding as of January 28, 2012 for each director is: Emanuel Chirico, 40,000; William J. Colombo, 462,000; Jacqualyn A. Fouse, 20,000; Walter Rossi, 100,000; Lawrence J. Schorr, 100,000; Larry D. Stone, 60,000; and Allen R. Weiss, 20,000.

(5)
Use by our officers and directors of aircraft that are owned or leased by us for non-business purposes is governed by our travel policy for non-business use of corporate aircraft, which is described on page 35 of this proxy statement. All non-business use of such aircraft by any director during fiscal 2011 was billed to and paid for by the director in accordance with our travel policy.

(6)
Mr. Colombo stepped down from his position as President and Chief Operating Officer of the Company in 2008, but continues with the Company as Vice Chairman of the Board, and continued as an employee of the Company for a portion of fiscal 2011, including serving as Interim Chief Marketing Officer from September 2010 to February 2011. Mr. Colombo receives equity awards as a director, but did not receive any cash compensation in connection with his service on the Board for fiscal 2011. He received compensation as an employee of the Company in fiscal 2011, which is set forth in the "Non-Equity Incentive Plan Compensation" and "All Other Compensation" columns.

(7)
Mr. Fuente resigned from the Board as of June 14, 2011 in order to pursue other professional interests.

(8)
Mr. Fuente forfeited the award of restricted stock granted to him in March 2011 at the time he resigned from the Board of Directors.

(9)
Mr. Weiss joined the Board in November 2011.

Understanding Our Director Compensation Table

        Historically, non-employee directors have been compensated by means of an annual cash retainer of $20,000 plus $7,500 per meeting ($3,750 for teleconferences), plus a $15,000 annual cash retainer for each committee chair position ($25,000 for the Audit Committee chair). Each committee member, including the chair, also receives a per committee meeting fee of $1,500 ($750 for teleconferences). There are generally five (5) Board meetings per year. Members of the Board are also reimbursed for their expenses incurred in connection with attending any meeting.

        With respect to equity compensation, each director currently receives an initial option grant exercisable for 20,000 shares of common stock upon joining the Board. Historically, we also provided each non-employee director with an annual option grant exercisable for 10,000 shares for each year of service thereafter, which vest over a four (4) year period from the date of grant. Beginning in 2008, the Company awarded annual grants of restricted stock instead of stock options, but retained the flexibility to make stock option award grants when needed, as determined by the Compensation Committee. To address the lack of a formal retirement savings program for our directors, beginning in 2010 the shares of restricted stock granted to the Board vest in equal amounts annually over a three (3) year period, rather than cliff vesting as had been the prior practice.

How often did the Board and its Committees meet during fiscal 2011?

        During fiscal 2011, the Board of Directors met seven (7) times, the Audit Committee met eleven (11) times, the Compensation Committee met four (4) times and the Governance and Nominating Committee met four (4) times. Each director other than Mr. Fuente, who resigned from the Board in June 2011, attended at least 75% of all Board and applicable committee meetings during fiscal 2011 for the period in which they served as director, either in person or via teleconference.

 What committees has the Board established?

        The Board has standing Compensation, Audit and Governance and Nominating Committees. The following sets forth Committee memberships as of the date of this proxy statement.

Director	Compensation Committee		Audit Committee		Governance and Nominating Committee
Edward W. Stack
William J. Colombo
Emanuel Chirico			X	(c)
Jacqualyn A. Fouse			X
Walter Rossi			X
Lawrence J. Schorr	X				X	(c)
Larry D. Stone	X	(c)			X
Allen R. Weiss(1)	X				X

(c)
Denotes chair.

(1)
Mr. Weiss was appointed to the Compensation Committee and Governance and Nominating Committee in November 2011 upon joining the Board.

        The Audit Committee — Messrs. Chirico (Chairperson) and Rossi and Ms. Fouse comprise our Audit Committee, which was established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934. Our Audit Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors). The Audit Committee reviews the engagement of our independent auditors, makes recommendations to the Board regarding the selection of independent auditors and reviews the scope, fees and results of any audit. Mr. Chirico and Ms. Fouse are both qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that they both have accounting and financial management expertise within the meaning of the standards of the NYSE. The Board has determined that all members of the Audit Committee are independent within the meaning of SEC regulations relating to audit committee independence, the listing standards of the NYSE and the Company's Corporate Governance Guidelines.

        The Compensation Committee — Messrs. Schorr, Stone (Chairperson) and Weiss comprise our Compensation Committee. Our Compensation Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors). The Compensation Committee monitors our stock and incentive plan, establishes the terms and conditions of all equity awards, recommends an overall compensation policy for the Company and discharges the Board's responsibilities relating to compensation of the officers and directors of the Company.

        Because the Company is a "controlled company" under the NYSE's Corporate Governance Standards, we are not currently required to have an independent compensation committee. However, the Board has determined that Messrs. Stone, Schorr and Weiss qualify as independent under the current standards applicable to non-controlled companies under the NYSE's Corporate Governance Standards.

        The Company's compensation program for executives generally has consisted of three key elements: a base salary, an annual performance incentive payable in cash, and periodic grants of stock-based compensation, such as stock options and restricted stock. Under this approach, compensation for executive officers involves a high proportion of pay that is "at-risk," in the form of the annual performance incentive payment, which is based on the Company's performance. In addition, stock-based compensation such as stock options and restricted stock ties a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders. Although a considerable portion of compensation for our executive officers is considered to be "at-risk," the Compensation Committee has determined that this philosophy, as applied to all of our employees (including our executive officers), does not encourage excessive risk taking at any level of the Company. Rather, it encourages and motivates our employees to grow the Company in a disciplined, focused manner, with a view toward long-term success.

        Base salaries for our executive officers other than our Chief Executive Officer, including any annual or other adjustments, are based upon recommendations from our Chief Executive Officer, and take into account such factors as salary norms in comparable businesses, a qualitative assessment of the nature of the position, and the contribution and experience of the officer. During fiscal 2011, recommendations relating to executive officers subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") were reviewed and approved by the Compensation Committee. Annual performance incentive amounts paid to executive officers who are subject to Section 162(m) of the Code were made by the Compensation Committee, and all other performance incentive amounts paid to non-executive officers were made in accordance with a formula established by the Compensation Committee and our Chief Executive Officer. Company management has engaged the Hay Group since 2007 to provide consultation services and assistance regarding executive compensation. See page 29 of this proxy statement under "Compensation Discussion and Analysis" for more information regarding the services provided by the Hay Group.

        Under the Company's annual performance incentive program, executive officers and certain other employees are eligible to receive cash incentive payments based upon the Company's attainment of specific performance goals, primarily total Company earnings before taxes, as recommended by our Chief Executive Officer and approved by the Compensation Committee. Target performance incentive opportunities are established at the beginning of the fiscal year, and a specified percentage of a performance incentive program participant's annual salary is used to determine any amount to be paid. Threshold and maximum levels of performance are established below and above which no performance incentive amounts are paid. For additional information regarding the Compensation Committee's processes and procedures for the consideration and determination of executive officer compensation, see "Compensation Discussion and Analysis" starting on page 27 of this proxy statement.

        During fiscal 2011, the Compensation Committee operated under guidelines for equity awards that apply generally to all eligible employees. Under these guidelines, grants of stock options and/or restricted stock generally are made on an annual basis in amounts that take into account such factors as Company and individual performance, market data on total compensation packages, the value of equity awards at targeted external companies, total stockholder return, share usage and stockholder dilution. In appropriate cases, however, special grants may be authorized outside of the annual grant framework, such as in the case of promotions or new hires. Most decisions to grant stock options or restricted stock are in the sole discretion of the Compensation Committee and, except for grants to our Chief Executive Officer, are based upon recommendations from our Chief Executive Officer. The Compensation Committee has authority under its charter to delegate certain of its duties and responsibilities (or functions), and has delegated to a subcommittee consisting of our Chief Executive Officer, Chief Financial Officer and Senior Vice President — Human Resources, the authority to grant awards to non-executive officers in certain circumstances, such as new hires and promotions, in compliance with the applicable authorizing resolutions and Delaware law.

        Mr. Stack, our Chairman and Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Company executive officers, and his total annual compensation, including compensation derived from the annual performance incentive program, was set by the Compensation Committee based on the same factors as our other executive officers. Payments earned by Mr. Stack are included in the "Summary Compensation Table" located on page 37 of this proxy statement.

        The Governance and Nominating Committee — Messrs. Schorr (Chairperson), Stone and Weiss comprise our Governance and Nominating Committee. Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors). The Governance and Nominating Committee provides oversight and guidance to our Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board's role in our corporate governance. The Governance and Nominating

Committee reviews and evaluates policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of and recommends to the full Board candidates for election as directors, and reviews and recommends to the full Board the compensation and benefits for the Company's non-employee directors. On March 13, 2012, the Governance and Nominating Committee recommended (with Mr. Stone abstaining as to himself) to the Board of Directors that Messrs. Colombo and Stone stand for election as Class A Directors at the Company's 2012 annual meeting of stockholders.

        Because the Company is a "controlled company" under the NYSE's Corporate Governance Standards, we are not required to have an independent nominating committee. However, the Board has determined that Messrs. Schorr, Stone and Weiss qualify as independent under the standards applicable to non-controlled companies under the NYSE's Corporate Governance Standards.

        On March 14, 2012, the Board appointed Mr. Schorr to act as the presiding non-management director for a one-year term (until the proxy statement with respect to the 2013 annual meeting of stockholders is filed or until his successor is duly appointed and qualified).

How is our Board leadership structured?

        The roles of Chairman of the Board and Chief Executive Officer of the Company are currently held by the same person, Edward W. Stack. In addition to serving in those roles, Mr. Stack holds a majority of the voting power of our capital stock, and has been operating the Company since 1984. The Board believes that Mr. Stack's service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Stack possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board's time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company's ability to communicate its message and strategy clearly and consistently to the Company's stockholders, employees, customers and vendors, particularly during times of turbulent economic and industry conditions. Each of the directors other than Messrs. Stack and Colombo is independent, and the Board believes that the independent directors provide effective oversight of management. To further strengthen the governance structure, the Company also maintains a presiding non-employee director position, currently held by Mr. Schorr. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Mr. Schorr provides leadership and direction to the Company's independent directors, and presides over executive sessions of the Board. The Board also performs annual performance evaluations of itself, its committees and our Chairman and Chief Executive Officer.

        The Board believes that our current structure is particularly favorable to the Company due to the unique qualities and attributes possessed by Mr. Stack. In the event that he should no longer be able to serve as Chairman and Chief Executive Officer of the Company, other leadership models, such as a separate independent chairman of the Board, may be appropriate. As such, one responsibility of the Board is to take all necessary steps to ensure that an effective succession process exists to provide continuity of leadership over the long term, both in the position of Chief Executive Officer and Chairman of the Board, as well as other management positions in the Company.

        The Company has, through discussions of the Board, a succession process in place for the position of Chief Executive Officer, both as a long-term measure as well as in an emergency situation. The Board, along with management, also conducts annual reviews and discussions as it relates to the identification of successors in all key executive positions. This process ensures continuity of leadership over the long term, and it forms the basis on which we determine future managerial hiring decisions. It is a key success factor in managing the long-term planning and investment lead times of our business.

What is the Board's role in the oversight of risk management?

        The Board as a whole has responsibility for risk management oversight, with certain categories of risk being reviewed by a particular committee of the Board, which then reports to the full Board as needed. For example, the Compensation Committee evaluates risk as it relates to the structure of the Company's compensation practices and philosophy. Company management is charged with the task of adequately identifying material risks that the Company faces in a timely manner, implementing management strategies that are responsive to the Company's risk profile and specific material risk exposures, evaluating risk and risk management with respect to business decision-making throughout the Company, and efficiently and promptly transmitting relevant risk-related information to the Board or relevant committee, so as to enable them to conduct appropriate risk management oversight. The Company's Chief Risk and Compliance Officer reports to the Chief Financial Officer and has direct access to the Audit Committee. The primary areas for which the Board and its committees provide risk management oversight include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory and reputational risks.

How does the Board select its nominees for director?

        The Governance and Nominating Committee considers candidates for Board membership suggested by its members, other Board members and management, and will, if warranted, utilize a third-party search firm to assist in finding prospective candidates. In addition, the Governance and Nominating Committee will consider director candidates referred by our stockholders, including for election at the 2013 annual meeting, if such nominees are submitted in accordance with the procedures set forth in "Additional Information — Advance Notice Procedures" on page 49 of this proxy statement.

        The Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the prospective candidate's recommendation, as well as the Governance and Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Governance and Nominating Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may request that additional information be gathered about the prospective nominee's background and experience and a report be prepared for the Governance and Nominating Committee, and may utilize a third-party search firm to assist in such a process. The Governance and Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including independence, accountability, integrity, relevant areas of experience, sound judgment in areas relevant to the Company's businesses, diversity of experience and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Company does not maintain a separate policy regarding the diversity of its Board members. However, the Governance and Nominating Committee Charter and our Corporate Governance Guidelines encourage the Governance and Nominating Committee and the Board to consider individuals with diverse and varied professional and other experiences. The Governance and Nominating Committee will also measure candidates against the criteria it believes appropriate for Board membership, including skills and attributes that reflect the values of the Company, which criteria are reviewed with the Board on an annual basis.

        The Governance and Nominating Committee will also consider such other factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Governance and Nominating Committee deems in its business judgment to be relevant, the Governance and Nominating Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more Governance and Nominating Committee or Board members interviewing the prospective nominee. After completing this evaluation and other steps of the process, the Governance and Nominating Committee would make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee.

Does the Company have a Code of Ethics?

        Our Code of Business Conduct and Ethics applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Business Conduct and Ethics is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors) and is available in print to any Company stockholder who contacts the Company to request one. We intend to post on our website amendments to or waivers from our Code of Business Conduct and Ethics to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors.

How do stockholders communicate with the Board?

        Stockholders and other parties interested in communicating directly with the Board, the presiding non-management director or the non-management directors as a group may do so by writing to the Board of Directors or presiding non-management director (as the case may be), c/o General Counsel, Dick's Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or sending an e-mail to the Legal Department's attention at investors@dcsg.com. Under our process for handling letters received by the Company and addressed to the Board or non-management members of the Board, the Governance and Nominating Committee has instructed the General Counsel to (i) review any such correspondence, (ii) regularly forward to the Board a summary of all such correspondence addressed to the Board and (iii) regularly forward to the presiding non-management director copies of all such correspondence that is addressed to the presiding non-management director or the non-management directors as a group or that, in the opinion of the General Counsel, is intended for the presiding non-management director or the non-management directors as a group or that otherwise requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

How does the Board determine which directors are considered independent?

        On December 4, 2003, the Board adopted its Corporate Governance Guidelines, which meet the listing standards adopted by the NYSE for "controlled companies," and is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors). Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of existing director and director nominee independence on March 14, 2012. During this review, the Board considered transactions and relationships between each current director or nominee for director with the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company). As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements implemented by the NYSE.

        As a result of the annual review process, the Board affirmatively determined that Ms. Fouse and Messrs. Chirico, Rossi, Schorr and Weiss are, and that Mr. Stone if re-elected would continue to be, independent directors, in accordance with the standards set forth in our Corporate Governance Guidelines and in accordance with independence requirements implemented by the NYSE. Further, in March 2011 the Board affirmatively determined that Mr. Fuente, who resigned from the Board in June 2011 to pursue other professional interests, was also an independent director in accordance with the standards set forth in our Corporate Governance Guidelines and in accordance with applicable independence requirements.

 What is our policy on annual meeting attendance?

        The Board's official policy with respect to attendance at the Company's annual meeting of stockholders by members of the Board is that the Board strongly encourages its members to attend the annual meeting of stockholders. The Company currently expects that most of its directors will attend the 2012 annual meeting. All but one of the then current members of the Board were in attendance at last year's annual meeting.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Messrs. Schorr, Stone and Weiss. None of Mr. Schorr, Mr. Stone or Mr. Weiss has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on the Compensation Committee.

Certain Relationships and Transactions with Related Persons

        We lease two locations from Stack Associates, LLC, a New York limited liability company established by the estate of Richard "Dick" Stack, our founder and father of Edward W. Stack, one of which continues to operate as one of our stores. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal 2011. The amount paid per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third parties for other new leases that were entered into around the same time period.

        Edward W. Stack has an option agreement in place with his brother Martin Stack, pursuant to which Martin Stack may at any time, in whole or in part, for a 36 month period beginning December 2, 2009, exercise an option for shares of our common stock owned by Edward W. Stack (at 75% of the per share market price on the date of exercise). Market price for purposes of this option agreement is defined as the mean between the high and low prices of the Company's common stock on the applicable national securities exchange on the day on which the option is exercised, if the common stock is then being traded on a national securities exchange, and if the common stock is then being traded on such an exchange but there are no sales on such day then the market price is the mean between the high and low prices of the common stock on the national securities exchange on the day on which the most recent sales occurred prior to the date of exercise; and if the common stock is not then traded on such an exchange, then the market price is the mean between the high and low bid and asked prices for the common stock on the over-the-counter market on the day on which the option is exercised. As of January 28, 2012, the option issued by Edward W. Stack to his brother Martin Stack was exercisable for 409,800 shares of our common stock owned by Edward W. Stack.

        On February 13, 2006, we entered into an Aircraft Sublease Agreement with Corporate Air, LLC ("Corporate Air"), which was amended effective January 30, 2011 to extend the term of the Sublease Agreement to December 31, 2011, pursuant to which we had the ability to charter for business use an aircraft owned by EWS, LLC, an entity owned by Edward W. Stack. Corporate Air, an independent airline charter company, had a master lease with EWS, LLC under which Corporate Air operated and maintained the aircraft, hired pilots and other staff for flight operations and also acted to charter the aircraft for use by third parties. We had the right under the terms of the Sublease Agreement to use the aircraft on a flight available basis for 1,500 hours per year for business travel purposes. Under the Sublease Agreement, we paid Corporate Air a base fee of $150,000 per month and an hourly charter rate of $1,900 per block hour of actual usage, subject to a fuel surcharge adjustment as set forth in the Sublease Agreement. Our Sublease Agreement with Corporate Air terminated in May 2011 when the aircraft was sold to a third party. Prior to the sale of the aircraft, we paid Corporate Air $659,887 under the sublease agreement in 2011.

        On December 19, 2011, we entered into an Aircraft Charter Agreement with Corporate Air, pursuant to which we have the ability to charter for business use an aircraft owned by EWS II, LLC, an entity owned by Edward W. Stack. Corporate Air has a lease agreement with EWS II, LLC under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter this aircraft for use by third parties. During the term of the Charter Agreement, which ends on December 31, 2016, we have the right to use the aircraft on a flight available basis for 1,500 hours per year for travel purposes. Under the Charter Agreement, we pay Corporate Air (i) a rental fee of $200,000 per month for the first year, which will be adjusted on a yearly basis to provide an increase of not less than 3% nor more than 5% over the prior year, with the actual percentage increase based on year-over-year increases in the consumer price index, and (ii) an hourly charter rate of $3,000 per block hour of actual usage, which is subject to a fuel surcharge adjustment. During fiscal 2011, we paid Corporate Air $333,049 under the Charter Agreement. The Charter Agreement may be terminated under certain conditions as set forth in the Charter Agreement and terminates automatically if Corporate Air no longer has the right to operate the aircraft under its lease with EWS II, LLC.

        In December 2009, we entered into an assignment agreement with EWS, LLC and Gulfstream Aerospace Corporation ("Gulfstream"), pursuant to which we acquired purchase and outfitting rights to a Gulfstream aircraft, for which EWS, LLC had previously made deposits, of which $1.5 million was non-refundable. Upon assignment of the purchase agreement to us, EWS, LLC received reimbursement of all of its deposits from Gulfstream. The Company made payments to Gulfstream of $13 million through the end of fiscal 2011 under the purchase agreement. All payments to Gulfstream under the purchase agreement are credited to the total purchase price of $59.5 million, which is payable in increments through 2013. If the purchase agreement is terminated prior to the delivery of the aircraft, up to $3.5 million of the deposits are non-refundable.

        Kim Myers, the sister of our Chairman and Chief Executive Officer and a holder of our Class B common stock, is married to Tim Myers, who is employed by the Company in a director-level position. Mr. Myers was paid an aggregate salary and bonus of $169,153 for his services during fiscal 2011.

        The Audit Committee reviewed and approved or ratified the transactions set forth above that occurred prior to March of 2007 in accordance with the terms of its committee charter. Since March 2007, the Audit Committee's review and ratification, approval or disapproval of transactions required to be reported under Item 404 of the SEC's Regulation S-K have been conducted in accordance with the terms of the Company's Related Party Policy & Procedures, which covers our directors, director nominees, executive officers, and immediate family members of our directors, director nominees and executive officers, and also may apply to outside third parties in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors, director nominees or immediate family members, is employed. Such third party transactions are initially reviewed by our Legal Department to determine if they fall within the scope of our Related Party Policy & Procedures.

        Transactions (or series of related transactions) that would generally fall within the scope of our Related Party Policy & Procedures include those in which the amount exceeds $120,000 per year, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is required to be reviewed and approved, ratified or disapproved by the Audit Committee. Any potential related party transactions that are not reviewed by the Audit Committee must be reviewed by the full Board or another committee thereof, in accordance with the terms of the Related Party Policy & Procedures. Information regarding potential related party transactions is obtained through self-reporting, as well as through submission of annual director and executive officer questionnaires.

ITEM 2 — APPROVAL OF THE 2012 STOCK AND INCENTIVE PLAN

        We are asking stockholders to approve our 2012 Stock and Incentive Plan (the "2012 Plan"), as set forth in Annex A to this proxy statement. The 2012 Plan will only become effective upon approval by the Company's stockholders. No awards or grants have been made under the 2012 Plan, and no awards or grants will be made under the 2012 Plan unless the 2012 Plan is approved by the stockholders. The affirmative vote of a majority of the votes cast at the meeting is required for adoption of this proposal. Pursuant to the rules of the NYSE, brokers will not have discretion to vote on this proposal.

        The 2012 Plan, which was approved by the Board on March 14, 2012, will replace the Company's Amended and Restated 2002 Stock and Incentive Plan (the "2002 Plan"), a ten year plan previously approved by the Company's stockholders that terminates in July of this year. If the 2012 Plan is not approved, the Company will not have any stock-based incentive plans after the 2002 Plan terminates.

        Our employees, non-employee directors and consultants are eligible to participate in the 2012 Plan. With the 2012 Plan, we seek to attract, reward, retain, and motivate our employees and non-employee directors for the long-term growth and profitability of the Company, and to align their interests with the interests of our stockholders through the granting of equity and non-equity incentive awards. Approval of the 2012 Plan by our stockholders also will preserve our ability to fully deduct performance-based awards granted under the 2012 Plan under section 162(m) of the Code for a five-year period to the extent such awards are granted. The 2012 Plan is designed to enable our employees and directors to acquire or increase their ownership of Company common stock and to compensate employees and directors for the creation of stockholder value. The 2012 Plan provides variable long-term compensation to employees and non-employee directors that is consistent with the philosophy adopted by the Company as set out in Compensation Discussion and Analysis beginning on page 27 of this proxy statement. This philosophy is based on the fundamental principles of pay for performance and external competitiveness, and the Board views the 2012 Plan as a means of further aligning the goals of our employees and directors with those of the Company's stockholders.

        Shares Subject to Plan.    The total number of shares authorized for issuance under the 2012 Plan would be 12,877,924 shares of common stock, which includes approximately 7,877,924 million shares of common stock available for awards under the 2002 Plan as of April 9, 2012 that would carry-over to the 2012 Plan. Additionally, shares currently subject to awards under the 2002 Plan may become available from time to time for awards under the 2012 Plan to the extent that such shares are not actually delivered (whether due to forfeiture, withholding for taxes or any other reason), or to the extent previously issued shares are used to pay the exercise price or cover withholding obligations or are similarly reacquired by the Company. Shares subject to awards granted through assumption of awards in connection with an acquisition of another company will not be counted towards the share limit. The maximum number of shares authorized under the 2012 Plan is subject to adjustment for stock splits, stock dividends, spin offs, reclassifications or other relevant changes affecting Company stock. The 5,000,000 "new" shares available for issuance under the 2012 Plan would represent approximately 4.09 percent of the Company's issued and outstanding shares as of April 9, 2012. This level of dilution is comparable to that of our peer group of companies and is consistent with the Board's preference for conservative compensation practices.

        Authority.    The 2012 Plan may be administered by the full Board or any committee or subcommittee appointed by the Board to administer the 2012 Plan. The 2012 Plan administrator, whether our Board or a committee, has the authority in accordance with the terms of the 2012 Plan to establish, amend, rescind, interpret and construe rules and regulations relating to the 2012 Plan, determine the fair market value of the common stock for the purposes of making an award, select the eligible persons to whom awards may be granted, grant the awards, determine the amount and types of awards granted and establish the form, terms and conditions of any agreement by which any award is made. The 2012 Plan administrator may also determine whether any award will be settled in cash rather than stock, adopt modifications and amendments to the 2012 Plan or any award agreement issued pursuant to the 2012 Plan, and determine whether and to what extent payment of an award may be deferred. However, the 2012 Plan administrator will not have the authority to take any action that would be treated as the repricing of an option or stock appreciation right under the NYSE rules without first obtaining stockholder approval.

        It is the present intent of the Board that the 2012 Plan would be administered and interpreted primarily by our Compensation Committee, each member of which must be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of section 162(m) of the Code. The 2012 Plan administrator may delegate authority to others for plan administration, subject to limitations imposed by SEC and IRS rules and state law. A subcommittee consisting of our Chief Executive Officer, Chief Financial Officer and Senior Vice President-Human Resources has been delegated authority to grant stock options and other awards to non-executive officers in accordance with Delaware law.

        Grants Under the Plan.    Under the terms of the 2012 Plan, all awards, except incentive stock options and incentive bonus awards, may be granted to our employees (at January 28, 2012 we had approximately 1,912 employees eligible to participate under the 2012 Plan), non-employee directors (at January 28, 2012 we had seven (7) non-employee directors) and consultants. Incentive stock options and incentive bonus awards may be granted only to our employees. Under the 2012 Plan, we may grant incentive stock options intended to qualify for special tax treatment, non-qualified stock options, incentive bonus awards, performance share awards, performance unit awards, restricted stock awards, other stock-based awards, restricted unit awards, stock unit awards and stock appreciation rights.

        Stock Options and Stock Appreciation Rights.    The 2012 Plan administrator may grant nonqualified options and incentive stock options. Each incentive stock option will have a term no more than ten (10) years from the original grant date, unless the grantee owns more than 10% of our stock, in which case the incentive stock option will expire within five (5) years of the original grant date. Nonqualified options may be granted for such time periods as determined by the 2012 Plan administrator. Options may not have exercise prices less than the fair market value at the time of grant. If the grantee owns more than 10% of the voting power our stock, incentive stock options to such grantee may not have an exercise price less than 110% of the fair market value at the time of grant. Upon exercise, an option grantee may pay for the shares with cash, other shares, a properly executed exercise notice accompanied by irrevocable instructions to a registered broker to promptly deliver the amount of proceeds necessary to pay the exercise price, any combination of these methods or any other method approved by the 2012 Plan administrator.

        The 2012 Plan administrator may also grant stock appreciation rights ("SARs"), the right to receive an amount based on appreciation in the fair market value of shares of our stock over a base price. The holder of SARs may, upon exercise, surrender the related options and receive payment, in the form of cash or shares of Company common stock, as determined by the 2012 Plan administrator and set forth in the SAR award agreement, equal to the excess of the fair market value of our common stock over the exercise price on the date of exercise multiplied by the number of shares exercised.

        Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards and Stock Unit Awards.    The 2012 Plan administrator may also issue performance share awards, performance unit awards, restricted stock awards, restricted unit awards and stock unit awards, which shall contain such vesting criteria, restrictions and other terms and conditions as are set forth in the written agreement evidencing such award. Notwithstanding the satisfaction of any performance goals set forth in such award, at the discretion of the 2012 Plan administrator, the number of shares granted, issued or retained under such award may be reduced based on other considerations. The performance criteria for any such award that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code must be a measure based on one or more of the "Qualifying Performance Criteria" selected by the 2012 Plan administrator and specified at the time the award is granted. The definition of Qualifying Performance Criteria, which is set forth in the 2012 Plan set forth in Annex A to this proxy statement, includes various metrics that are important measurement tools for the Company's growth and success, and include the following:

• cash flow	• income or net income	• stock price
• return on equity	• total stockholder return	• revenue
• employee-related metrics • margin • sales • earnings per share • successful completion of Company-specific tasks	• operating income or net operating income • return • productivity • inventory-related metrics	• operating profit or net operating profit • transaction-related metrics • market share • customer-related criteria

        Incentive Bonus Awards.    The 2012 Plan administrator may also choose to award incentive bonus awards, wherein employees have the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period. Notwithstanding the satisfaction of any performance goals set forth in such award, at the discretion of the 2012 Plan administrator, the award may be reduced based on other considerations.

        The performance criteria for any portion of an incentive bonus award that is intended by our Compensation Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more "Qualifying Performance Criteria" selected by our Compensation Committee and specified at the time an incentive bonus award is granted.

        These criteria would be utilized to determine whether an incentive payment would be made, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group. Our Compensation Committee certifies the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Under the 2012 Plan, the maximum amount payable for any incentive bonus award to any one employee for any fiscal year that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code is $10,000,000.

        Other Information.    The 2012 Plan has a term of ten (10) years. In connection with the granting of options or awards, the Company generally receives consideration from the grantees in the form of services provided to the Company. If a stock split, reverse stock split, stock dividend, combination, reclassification or other change in corporate structure affecting the number of issued shares of our common stock occurs, then the 2012 Plan administrator can make equitable adjustments to the terms of the awards granted under the 2012 Plan. In particular, the 2012 Plan administrator can make an equitable adjustment in the number of shares authorized by the 2012 Plan, the number of shares covered by outstanding awards under the 2012 Plan and the exercise prices of outstanding awards. The adjustments must be performed in such a way that any incentive stock options granted under the 2012 Plan will continue to qualify as incentive stock options. To the extent required by applicable law, awards and amounts paid or payable pursuant to awards will be subject to clawback as determined by our Compensation Committee, which clawback may include forfeiture, repurchase, reimbursement and or recoupment of awards or amounts paid with respect to awards. Awards granted under the 2012 Plan will also be subject to any clawback policy adopted by the Company from time-to-time.

        The treatment of awards in the event of a holder's termination, death, disability or retirement will be set forth in the applicable award agreement. If the Company experiences a change in control (as defined in the 2012 Plan), the Board can authorize that all outstanding awards be assumed or substituted by the successor or the successor's subsidiary or parent. Alternatively, the Board may provide that all outstanding awards not assumed or substituted by the successor corporation become immediately exercisable or vest prior to the change in control. The Board can amend or terminate the 2012 Plan at any time, although certain amendments require stockholder approval and an amendment or termination cannot adversely affect any rights under an outstanding grant without the grantee's consent.

        The future amounts that will be received by grantees under the 2012 Plan are not determinable. The 2012 Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not a pension, profit sharing or stock bonus plan qualified under Section 401(a) of the Code.

        U.S. Federal Income Tax Consequences of Equity Awards.    The following discussion is intended only as a general summary of the U.S. federal income tax consequences to participants in the 2012 Plan. It does not discuss all of the tax consequences that may be relevant to participants in light of particular tax circumstances. The discussion is based on provisions of the Code and regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, or to different interpretations. The discussion does not address tax consequences under the laws of any state, locality or foreign jurisdiction. To the extent any awards under the 2012 Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto).

        Our current practice is to grant our employees two types of equity awards: nonqualified stock options and restricted stock awards. The tax treatment of these awards is described below.

        Nonqualified Stock Options.    An optionee will not recognize any taxable income upon the grant of a nonqualified stock option, and the Company will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the excess of the fair market value of the underlying shares of Company common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the shares received pursuant to the exercise of a nonqualified stock option will equal the sum of the compensation income recognized and the exercise price. Special rules apply in the event that all or a portion of the exercise price is paid in the form of shares of Company common stock. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

        Restricted Stock.    A participant will not recognize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Code within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company if the stock is forfeited. If the election is not made, the participant will generally recognize ordinary income on the date that the stock is no longer subject to restrictions, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of Company common stock or restricted stock with respect to which the participant has recognized ordinary income (i.e., the restrictions were previously removed or a Section 83(b) election was previously made), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

        In addition to nonqualified stock options and restricted stock awards, our employees can also be granted incentive stock options, stock appreciation rights and other stock-based and unit-based awards. The tax treatment of these awards is described below.

        Incentive Stock Options.    An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the incentive stock option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. In addition, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee's alternative minimum tax. A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the incentive stock option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

        Stock Appreciation Rights.    Generally, the participant who receives a freestanding SAR will not recognize taxable income at the time it is granted, and the Company will not be entitled to a tax deduction with respect to the grant of a stand-alone SAR. The amount of cash, or the value of stock received upon exercise of the SAR will be taxed as ordinary income to the participant at the time it is received and the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the exercise.

        Other Stock-Based and Unit-Based Awards.    A participant will recognize ordinary income when other stock-based and unit-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares of Company common stock paid to the participant, less any amounts paid for the shares. The Company generally will be entitled to a corresponding tax deduction when the participant recognizes ordinary income.

        Section 162(m).    With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. If our stockholders approve the 2012 Plan, we believe that stock options and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the 2012 Plan will satisfy the requirements of qualified performance-based compensation and therefore the Company will be entitled to a deduction with respect to such awards.

        Deferred Compensation and Section 409A of the Code.    The 2012 Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the 2012 Plan and any award documents and election forms will be interpreted in a manner that satisfies these requirements. If any provision of the 2012 Plan or any term or condition of any award agreement would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Nevertheless, we cannot guarantee that the operation of the 2012 Plan will eliminate all risk that a participant may be required to pay additional taxes or interest under Section 409A with respect to awards granted under the 2012 Plan.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2012 STOCK AND INCENTIVE PLAN.

Report of the Audit Committee

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        The charter of the Audit Committee of the Board of Directors, which is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors), specifies that the purpose of the Audit Committee is to assist the Board of Directors in its responsibility to:

  •
  oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

  •
  oversee the work of the Company's financial management, the internal auditors employed by the Company and any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work;

  •
  oversee management's development of, and adherence to, a sound system of internal accounting and financial controls and that internal auditors and outside auditors objectively assess the Company's financial reporting, accounting practices and internal controls; and

  •
  provide an open avenue of communication between outside auditors, internal auditors and the Board.

        In carrying out these responsibilities, the Audit Committee, among other things:

  •
  provides oversight on matters relating to the appointment and oversight of the outside auditors;

  •
  reviews matters concerning the appointment and oversight of the internal auditors;

  •
  provides oversight and review of accounting principles and practices and internal controls;

  •
  provides oversight and monitoring of the Company's financial statements and audits;

  •
  oversees matters relating to communications with the outside auditors and management;

  •
  prepares an annual report to be included in the Company's proxy statement relating to the Company's Annual Report on Form 10-K; and

  •
  provides oversight to the extent it deems necessary on certain other matters related to certain related party transactions.

        The Audit Committee met eleven (11) times during fiscal 2011. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee's meetings include, whenever appropriate, executive sessions with the Company's independent auditors without the presence of Company management.

        As part of its oversight of the Company's financial statements, the Audit Committee reviews and discusses with both Company management and the Company's independent auditors all annual financial statements and quarterly operating results prior to their issuance. During fiscal 2011, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended (AICPA, Professional Standards, Vol. 1. AV Section 380) and as adopted by the Public Accounting Oversight Board in Rule 3200T, including the adoption of, or changes to, the Company's significant internal auditing and accounting principles and procedures as suggested by the outside auditors, internal audit and management and any management letters provided by the outside auditors and the response to those letters. The Audit Committee has also received the written disclosures and letter from the Company's independent registered public accounting firm, Deloitte & Touche LLP (sometimes referred to as D&T), required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T's communications with the Audit Committee concerning independence, and has had discussions with D&T regarding their independence. The Audit Committee has also received, reviewed and discussed with D&T the report required by section 10A(k) of the Securities Exchange Act of 1934.

        Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012, for filing with the SEC.

Members of the Audit Committee
Emanuel Chirico (Chairperson) Walter Rossi Jacqualyn A. Fouse

ITEM 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP has served as our independent registered public accounting firm since the audit for the 11-month period ended January 30, 1999. For fiscal 2011, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC, and also provided tax services. D&T is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm, and the Audit Committee has selected D&T as such for fiscal 2012.

Audit and Non-Audit Fees and Independent Public Accountants

        The following table presents fees for professional audit services rendered by D&T for the audit of the Company's annual financial statements for fiscal 2010 and 2011, and fees billed for other services rendered by D&T for fiscal 2010 and 2011.

	Fiscal 2010	Fiscal 2011
Audit Fees	$939,328	$936,981
Audit-Related Fees	48,587	73,816
Tax Fees	117,038	401,762
All Other Fees	—	—
Total All Fees	$1,104,953	$1,412,559

        Audit Fees — Amounts presented include $184,000 of fees incurred in connection with review of Company compliance under the Sarbanes-Oxley Act in fiscal 2010 and 2011.

        Audit-Related Fees — Audit-related fees paid in fiscal 2010 and 2011 principally include fees relating to due diligence services related to mergers and acquisitions, audit of employee benefit plans and statutory audits of subsidiary locations.

        Tax Fees — Tax fees set forth for fiscal 2010 and 2011 are for tax-related services related primarily to tax consulting and tax planning.

        The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Securities Exchange Act of 1934. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member. The Audit Committee has pre-approved certain non-audit services for fiscal 2012 up to $25,000 per occurrence.

        Representatives of D&T will be present at the 2012 annual meeting of stockholders to respond to questions and to make statements as they desire.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company's management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

        The full text of the Compensation Committee's charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors).

Respectfully submitted,
Members of the Compensation Committee
Lawrence J. Schorr Larry D. Stone (Chairperson) Allen R. Weiss

Compensation Discussion and Analysis

        Overview — The Company's compensation objectives and philosophy are grounded in our overall mission — which is to be recognized by our customers as the #1 sports and fitness specialty omni-channel retailer for all athletes and outdoor enthusiasts through the relentless improvement of everything we do. To achieve that goal, we believe we need to continue to grow our business in a disciplined way. In order to support our disciplined growth, we have designed our executive compensation program based on a combination of both short and long-term achievement of specific metrics that we feel measure and reward sustainable improvement, but also continue to support our current risk management strategy. For example, and as discussed further in greater detail below, we use a combination of earnings and strategic initiative goals as our measures for determining annual cash performance incentive awards. Furthermore, our annual equity incentive awards are determined by looking at both Company and individual contribution and performance and using a value-based approach in order to better align awards with market value. We also implemented a long-term performance incentive program consisting of performance-based restricted stock that cliff vests after three years based on pre-set earnings performance measures and strategic goals over a three year measurement period. The Compensation Committee believes the overall compensation program design that looks at a combination of earnings and strategic goals and the combination of one and three-year measurement periods, creates a more balanced perspective for our executive officers and reduces the risk of seeking short-term gain at the expense of long-term success.

        A considerable portion of compensation for our executive officers is considered to be "at-risk" based on the relative proportion of fixed compensation to equity and performance-based compensation. This compensation program design is intended to attract and retain executive leaders who are results oriented, financially astute and focused on continuous performance improvement. Although equity and performance-based compensation is considered to be "at risk," the Compensation Committee has determined that this philosophy, as applied to all of our employees, including our executive officers, does not encourage excessive risk taking at any level of the Company. Rather, it encourages and incentivizes our employees at all levels to grow the Company in a disciplined, focused manner, with a view toward long-term success. For example, the annual cash performance incentive program is based not only on earnings, but also on strategic goals relating to profitable sales and operational performance measures.

Also, our equity program provides for the balanced issuance of both stock options and restricted stock. The inclusion of restricted stock with a three-year cliff vesting period shifts the emphasis from short-term to longer-term results and decisions, while the one-time grant of a three-year performance based restricted stock award in 2010 and the use of stock options help to maintain a strong focus on long-term improvement and obtaining specific long-term results. The combination of strong profit orientation in the annual performance incentive program and the balanced equity program design encourages all of our executive officers to make thoughtful, sound business decisions that support the Company's growth strategy, while at the same time protecting stockholder interests.

        The chart below provides the purpose for each pay element.

Pay Component	Purpose
Base salary	Compensate relative to individual skills, experience, technical and functional knowledge, and Company contributions
Annual cash performance incentive program	Encourage achievement of above-target financial metrics, focus efforts on continuous short-term improvement, and align cross-functional objectives through use of commonly utilized Company-wide metrics (e.g., earnings) and Company-specific metrics (e.g., Strategic Initiatives)
Long-term equity incentives	To drive behaviors that lead to long-term growth and financial success, ensure balance between short and long-term performance focus, align executive and stockholder interests, retain key executive talent, and provide executive ownership opportunities
Retirement benefits	Provide tax-deferred retirement savings opportunities and financial protection

        Say-On-Pay Vote Results — We held an advisory vote at the 2011 annual meeting of stockholders asking our stockholders to approve, on a non-binding advisory basis, the compensation paid to our executive officers. The Board had recommended that our stockholders vote in favor of executive compensation and the Company received over 95% approval of the compensation paid to our named executive officers with respect to fiscal 2010. Given the positive response we received from our stockholders, the Compensation Committee determined not to make any material design changes to its executive compensation program for fiscal 2011 from fiscal 2010.

        Role of Compensation Committee — The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating the achievement of those goals and objectives, and approving compensation based on that performance. The Compensation Committee approves all programs and decisions relating to the compensation of our executive officers. Our Chairman and Chief Executive Officer's compensation is based primarily on the performance of the Company on a consolidated basis. The Compensation Committee, in setting compensation for our Chairman and Chief Executive Officer, also reviews the individual elements of his compensation (including the mix of fixed versus variable pay components), the aggregate value of his equity ownership in the Company, as well as benchmarking information provided to the Compensation Committee, which is discussed in greater detail below.

        Role of Chief Executive Officer — Our Chairman and Chief Executive Officer is key to our business, holds a majority of the voting power of our capital stock and has been operating the Company since 1984. As such, he plays an extremely significant role in establishing, reviewing and evaluating compensation matters, other than with respect to his own compensation. For example, our Chairman and Chief Executive Officer recommends the annual base salary, equity and performance-based awards for all executive officers (in consultation with the head of Human Resources) to the Compensation Committee, is a member of a delegated subcommittee under our Stock and Incentive Plan that approves interim individual equity awards for employees other than executive officers, and makes the final determination on whether new and/or revised compensation programs will be presented by management to the Compensation Committee. Our Chairman and Chief Executive Officer reviews specific circumstances related to each executive officer, including individual performance, specific skills, knowledge and experience, the internal value of the position held and external market competitiveness, as well as Company performance, in recommending fixed, equity and performance-based compensation levels to the Compensation Committee. Our Chairman and Chief Executive Officer also considers Company and individual performances in determining other aspects of compensation, including the level of Company matching contributions to retirement programs in which executive officers participate.

        Benchmarking Executive Compensation — In general, the Compensation Committee has benchmarked base salary and non-performance based equity awards for executive officers to retail market median, with a willingness to pay above market median for executives who have critical skills in key operational areas for the Company or for outstanding performance against key financial metrics. Company management has historically engaged the Hay Group, a nationally known consulting company with a strong emphasis in the retail sector, to review, analyze and make recommendations with respect to our executive officer compensation, both with respect to individual components as well as the comprehensive package. The data produced by the Hay Group are utilized by our Chairman and Chief Executive Officer in developing executive officer compensation recommendations for the Compensation Committee. Each fiscal 2011 pay component utilized by the Company was analyzed using the Hay Group 2010 Retail Industry Total Remuneration Report (referred to as the "Hay Retail Survey"), which includes 104 companies and provides data by job title (controlling for differences in responsibility and revenue). The Hay Group also provides periodic market analysis and other non-executive compensation consulting services to Company management. The Compensation Committee has determined that the work performed by the Hay Group does not in any way impact the independence of the Compensation Committee members.

        In 2011, the Compensation Committee requested that management engage the Hay Group to conduct a review of the direct compensation components for our named executive officers against a benchmark retail group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark retail group (referred to as the "Retail Peer Group") was selected, with the approval of the Compensation Committee, from publicly held specialty retailers, retailers with annual revenues between one-half and two times the Company's annual revenue, "medium" to "large" box retailers (i.e. average store size of 15,000 square feet or greater), retailers with comparable financial metrics (i.e., that consider both short and longer-term performance such as market capitalization, sales, return on invested capital and total shareholder return), and companies with which we compete for executive talent.

        The companies comprising the Retail Peer Group do not necessarily match all of the criteria set forth above, as the Compensation Committee did not view the various criteria as being of equal importance. Further, retailers with up to twice our annual revenues were included so as to align with the aspirational nature of our growth strategy, thereby reflecting the appropriate recruitment universe from which we desire to attract executive officer talent to support that strategy. Additionally, a broader range of criteria ensured that a sufficient number of companies would be included, so as to provide meaningful benchmarks.

        The Retail Peer Group is reviewed periodically by the Compensation Committee and may change from time to time based on each component retailer's continued relevance to the Company's current or future business model, as well as the competitive environment for executive talent. At its September 2010 meeting, the Compensation Committee reviewed the Retail Peer Group against updated financial and operational metrics and determined that no revisions were required. The Retail Peer Group for fiscal 2011 compensation decisions was comprised of the following companies:

• Abercrombie and Fitch Co.	• Big Lots, Inc.	• GameStop, Corp.
• Advance Auto Parts, Inc.	• Cabela's Incorporated	• PetSmart, Inc.
• American Eagle Outfitters, Inc.	• Charming Shoppes, Inc.	• Ross Stores, Inc.
• AutoZone, Inc.	• Collective Brands, Inc.	• Tractor Supply Company
• Barnes and Noble, Inc.	• Dollar Tree Stores, Inc.	• Williams-Sonoma, Inc.
• Bed Bath and Beyond Inc.	• Foot Locker, Inc.

        At the Compensation Committee's request, in December 2010 management used the Hay Retail Survey database to compare compensation data from an additional "controlled company" peer group to that of our Chairman and Chief Executive Officer, who holds a majority of the voting power of our outstanding capital stock. Ultimately, the Compensation Committee determined that the controlled company peer group did not provide useful data for ongoing benchmarking due to the wide variation in pay practices amongst the controlled company group, resulting from the significant deviation in the scope of influence and responsibility wielded by the various controlling interest in each controlled company. Additionally, several controlled (e.g. >50% ownership) or "effectively controlled" (e.g. <50% voting power, but where the owner/founder still heavily influences company direction) companies are included in our current Retail Peer Group. As a result, the Compensation Committee determined that the controlled company peer group did not provide consistent enough information to use for ongoing benchmarking.

        Compensation Components — Consistent with the goals discussed above, the Company's compensation program for our named executives officers for fiscal 2011 consisted of base salary, a potential annual cash performance incentive payment and long-term equity incentive awards, each of which is discussed below.

        Base Salary — Base salary is benchmarked by the Compensation Committee at the retail market median, with a willingness to pay up to the 75th percentile to help attract and retain executives who have critical skills in key operational areas for the Company. The Compensation Committee examines benchmarking based on both the Hay Retail Survey and the Retail Peer Group survey to help guide it in determining base salary increases. Furthermore, for fiscal 2011, the Compensation Committee considered the Company's overall performance against the retail industry, each named executive officer's individual performance and total pay position within the retail industry, as well as the proposed pay mix (including the actual performance incentive payout and long-term equity grant value) to determine 2011 base salaries. The base salaries paid to our named executive officers for fiscal 2009, 2010 and 2011 are set forth in the "Summary Compensation Table" located on page 37 of this proxy statement.

        The table set forth below shows the fiscal 2010 and fiscal 2011 base salary amounts for our named executive officers, in each case compared to the Hay Retail Survey and the Retail Peer Group.

Position	2010 Base Salary(1)	Percentile Versus Hay Retail Survey	Percentile Versus Retail Peer Group	2011 Base Salary(1)	Percentile Versus Hay Retail Survey	Percentile Versus Retail Peer Group
Edward W. Stack	$800,000	Less than 25th	Less than 25th	$1,000,000	50th	50th
Timothy E. Kullman	$550,000	25th - 50th	50th - 75th	$566,500	25th - 50th	50th - 75th
Joseph Schmidt	$700,000	50th	50th	$735,000	50th - 75th	50th
Lauren Hobart(2)	n/a	n/a	n/a	$425,000	75th	n/a
Kathryn L. Sutter	$370,000	50th	n/a	$388,500	50th - 75th	n/a

(1)
Figures show base salary as set by the Compensation Committee, which are determined in March of each year and become effective in April of that year. Base salary shown in the Summary

  Compensation Table reflects actual salary paid to each named executive officer during the noted fiscal year, which represents salary paid at the prior year's base salary rate from the beginning of the noted fiscal year to the effective date of the base salary increase and salary paid at the increased base salary rate from the effective date to the end of the noted fiscal year.

(2)
Ms. Hobart was hired in February 2011.

        Annual Cash Performance Incentive — The Company looks at a combination of earnings and strategic initiative goals to determine whether annual performance incentive bonuses will be paid. Historically, payment under the Company's annual performance incentive opportunity for executive officers has been based primarily on achievement of a pre-determined level of Consolidated Earnings Before Taxes ("EBT"), which is the Company's Income Before Income Taxes adjusted for non-recurring items. In fiscal 2010, the Company modified its program to add four (4) additional metrics to the evaluation process in addition to the EBT target: same store sales growth percentage; gross margin basis point improvement; inventory turn improvement; and new store productivity basis point improvement (collectively, the "Strategic Goals"). The Strategic Goals were selected so as to further focus the efforts of our executive officers on specific growth initiatives as well as achieving sustained profitability for the Company. The introduction of the Strategic Goals was intended to integrate individual achievement and cross-functional cooperation for our executive officers to create a holistic set of incentives. The Compensation Committee also considered the risk mitigation aspect provided by setting a multi-level focus on both financial and operational metrics.

        The determination of the annual performance incentive award is based on achievement of two separate components: (1) threshold, target or maximum EBT target and (2) the achievement of one, two, three or four of the Strategic Goals. The two components of the fiscal 2011 annual performance incentive program were weighted as follows: 80% toward EBT and 20% toward the Strategic Goals. Each component is considered separately to determine the amount of the performance incentive award to be paid for that component. Each component is discussed further below.

        Metrics for consolidated EBT and the Strategic Goal for fiscal 2011, which correlate with the potential payment amounts as a percentage of base salary table set forth below, were established as follows:

2011 Performance Targets	Threshold(1)	Target		Maximum(1)
Consolidated EBT (in $000s)	$356,400	$394,200		$420,300
Strategic Goals:
Same Store Sale Increase		2.8%
Gross Margin Improvement		56 bps
Inventory Turn Improvement		0.08	x
New Store Productivity Improvement		851 bps

(1)
Each of the four metrics comprising the Strategic Goals is satisfied on a "yes/no" basis; as such, there is only one measurement for each component.

        The threshold level of the EBT target also acted as a "gating" criterion, such that if the threshold EBT target, which in fiscal 2011 was $356,400,000, was not reached, then no performance incentive amounts would be paid, regardless of any other level of achievement. The maximum level of the EBT target acts as a cap on the amount of bonus that the executive could earn.

        The 2011 annual performance incentive components and targets were established by the Compensation Committee with a goal of building on the momentum gained from the Company's positive financial performance against our multiple growth strategies in fiscal 2010, and continuing the focus on sustainable operational excellence. The Compensation Committee recognizes the challenge of focusing on both sustained profitable growth, represented by EBT, and operational excellence, as envisioned by the

Strategic Goals, and designed the 2011 annual performance incentive program to reward the achievement of both.

        The following table sets forth the specific threshold, target and maximum bonus, as a percentage of base salary, payable to our named executive officers for fiscal 2011:

	Potential Payment Amounts (as Percentage of Base Salary)
Position	Threshold	Target	Maximum
Chairman and Chief Executive Officer	160%	200%	400%
Executive Vice President — Finance, Administration and Chief Financial Officer	60%	75%	150%
President and Chief Operating Officer	80%	100%	200%
Senior Vice President — Chief Marketing Officer	40%	50%	100%
Senior Vice President — Human Resources	40%	50%	100%

        For 2011, the President and Chief Operating Officer's threshold, target and maximum payout as percentage of base salary was increased from 60% to 80%, 75% to 100% and 150% to 200%, respectively. The Compensation Committee approved these increases based on reviewing benchmarking information from the Hay Retail Survey and the Retail Peer Group survey. Furthermore, the Compensation Committee wanted to differentiate the President and Chief Operating Officer's role from the other executives, as well as further incent and reward him, because of his considerable responsibility for implementing our omni-channel strategy across multiple business units and his long-term strategic value to the organization.

        EBT.    EBT is the first and principal component of the 2011 performance incentive payment. Eighty percent of each named executive officer's annual performance incentive award is calculated based on the EBT achieved during the fiscal year relative to the pre-determined levels of threshold, target and maximum EBT. The threshold, target and maximum EBT targets correlate with the three (3) levels of bonus expressed as a specified percentage of the named executive officer's base salary.

        The following table sets forth the specific payout percentages for achievement of the threshold, target and maximum EBT targets for fiscal 2011 for our named executive officers:

	EBT Achieved
	Threshold	Target	Maximum
Potential Payout Amount	80%	100%	200%

        The Company uses interpolation between the threshold, target and maximum EBT targets, and the corresponding specified percentage of the named executive officer's base salary, to determine the specific amount of the payout for each named executive officer with respect to the achievement of the EBT goal between the various levels.

        Strategic Goals.    The Strategic Goals comprise the second component of the 2011 performance incentive payment. Twenty percent of each named executive officer's annual performance incentive award is calculated based on achievement of the Strategic Goals. The Strategic Goals are evaluated on a yes/no basis to determine whether the target for the goal was met. As with EBT, payment amounts for achieving Strategic Goals met is associated with three (3) levels of bonus expressed as a specified percentage of the named executive officer's base salary. The actual bonus level for a Strategic Goal is dictated by the applicable level of EBT achieved, such that EBT determines the specific Strategic Goal bonus amount expressed as a specified percentage of base salary. The following table sets forth the specific percentages payable for achievement of one, two, three or four of the Strategic Goals at the threshold, target and maximum EBT achievement for fiscal 2011 for our named executive officers:

	Potential Payout Amount EBT Achieved
# Goals Achieved	Threshold	Target	Maximum
4	100%	150%	200%
3	75%	100%	175%
2	50%	75%	150%
1	25%	50%	100%

        As with the EBT component, the Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of EBT between the various levels.

        The Company's fiscal 2011 EBT used to determine payment levels was $415,978,000 (which amount excludes two non-recurring items relating to a gain on sale of investment and the favorable impact of lower litigation settlement costs), and the results of the Strategic Goal were as follows: comparable sales increase: 2.0%, gross margin improvement: 68 basis points, inventory turn improvement: 0.03x and new store productivity improvement: 3,407 basis points. Based on this performance, bonus amounts were determined using an interpolation between the target EBT and the maximum EBT, and the achievement of two out of the four Strategic Goals. The table set forth below shows the actual incentive payments made to our named executive officers as a percentage of base salary received.

Position	Bonus Received	Actual Payout as a Percentage of Base Salary
Chairman and Chief Executive Officer	$3,351,187	349%
Executive Vice President — Finance, Administration and Chief Financial Officer	$736,247	131%
President and Chief Operating Officer	$1,269,094	174%
Senior Vice President — Chief Marketing Officer	$363,185	87%
Senior Vice President — Human Resources	$335,404	87%

        Annual performance incentive payments are paid for the most recently completed fiscal year (assuming the performance levels have been met) as soon as administratively practical after the amounts are determined and the Compensation Committee has taken the action required under Section 162(m) of the Code. We have achieved at or near the maximum performance level in each of the last three years.

        Long-Term Incentive Awards — Our 2002 Plan is designed to create a link between the creation of stockholder value and long-term incentive compensation, provide our employees an opportunity for increased equity ownership and attract and retain associates who are focused on long-term performance. Equity grants are generally made on an annual basis to specified categories of employees in amounts that take into account such factors as Company and individual performance, total stockholder return, share usage and stockholder dilution, as well as market competitiveness. Special grants may also be authorized by the Compensation Committee or the delegated management subcommittee for new hires and promotions, to recognize exceptional performance or for retention purposes.

        The Compensation Committee retains sole discretion to grant equity awards, which, except for grants to our Chairman and Chief Executive Officer, are based upon recommendations provided by our Chairman and Chief Executive Officer. Equity grants to newly hired named executive officers who are eligible to receive them have been made at special Compensation Committee meetings, at Board meetings and by unanimous written consent. We do not have equity or other security ownership requirements or guidelines applicable to our named executive officers. The Company's annual grant of equity awards for vice presidents and above (including executive officers) was split in 2011, with approximately 40% of the total grant value consisting of restricted stock, and the remaining 60% awarded as a stock option. Our Chairman and Chief Executive Officer received 58% of the value awarded in restricted stock and 42% as a stock option as a result of the Company's performance in fiscal 2010, based on peer group information and in consideration of the dilutive impact of stock options.

        Historically, the annual equity award grant was granted based on using a specified number of shares. In fiscal 2011, the Company shifted its policy to granting annual equity awards based on the desired value of the award, which is determined by considering the long-term performance equity market data included in the Hay Retail Survey and Retail Peer Group. The Compensation Committee believes the conversion from a share based approach to a value based approach will ensure greater alignment and consistency with the external market, reduce the risk profile of the 2002 Plan and provide greater stability in managing equity expense. In fiscal 2011 equity awards granted to our named executive officers were generally between the 50th and 75th percentile of the Hay Retail Survey and the Retail Peer Group based on value.

        Stock options granted under the 2002 Plan currently have a seven year maximum term from the date of grant, or earlier upon employment termination, death or disability. Most stock option awards vest in equal amounts annually over four years, although some option awards for new hires or promotions vest in equal amounts annually over a three year period or in some cases cliff vest at the end of certain periods. The use of stock options supports our "at risk" pay philosophy as they are inherently performance based since stock options are of limited value unless our stock price increases after the grant date.

        Our annual restricted stock grants generally become 100% vested on the third anniversary of the grant date, and are subject to forfeiture if the recipient fails to remain employed by the Company or its subsidiary throughout the vesting period. Holders of restricted stock are entitled to voting and dividend rights, however, dividends are accumulated and held by the Company and are subject to forfeiture until the shares of restricted stock to which the dividends relate have vested. We believe that our use of restricted stock enhances the retention aspect of our equity program, more strongly encourages a long-term focus from our executives and assists in reducing share usage and stockholder dilution.

        In addition to restricted stock grants that vest based on continued service, in fiscal 2010 the Compensation Committee approved a special grant of performance-based restricted stock, referred to as the long-term incentive award, that vests, in whole or in part, at the end of a three-year period upon the successful achievement of pre-established performance criteria. The number of shares that vest at the end of the three-year performance period will depend upon the number of the Strategic Goals achieved (on a "yes/no" basis). In addition, an EBT gate was implemented, pursuant to which a minimum of 80% of the three-year cumulative incremental EBT gain from the achievement of these metrics must be returned to our stockholders in order for any vesting to occur. Assuming that the threshold EBT gate is satisfied, the metrics that will be evaluated by the Compensation Committee for the long-term incentive award are (i) increase in consolidated same store sales, (ii) basis point improvement in gross margin percent, (iii) improvement in inventory turn and (iv) basis point improvement in new store productivity. Each metric will receive an equal 25% weight. The performance targets established for each metric represent a "stretch" achievement over the three-year period as follows: (i) consolidated same store sales growth of 12.25%, (ii) gross margin improvement of 200 basis points, (iii) inventory turn improvement of 0.35x and (iv) new store productivity improvement of 1,228 basis points. The three-year performance period is January 31, 2010 to February 2, 2013. In fiscal 2011, our Chief Marketing Officer received a long-term incentive award in connection with her hire based on these targets. No other named executive officer received a long-term incentive award in fiscal 2011 because he or she received performance-based restricted stock based on these targets in fiscal 2010. Further details regarding the performance-based restricted stock granted in fiscal 2010 are set forth in the Company's proxy statement for its 2011 Annual Meeting of Stockholders filed with the SEC on June 2, 2011.

        The equity grants awarded to our named executive officers in fiscal 2011 are set forth in the "Grants of Plan-Based Awards Table" located on page 39 of this proxy statement. These grants reflect a number of considerations, including an increased emphasis on at-risk pay as a percent of total compensation to encourage continued attention to both short-term and long-term results improvement, and an increased focus on individual performance and contributions in achieving our business objectives.

        Retirement and Other Benefits — The Company's Smart Savings 401(k) Plan, established pursuant to Section 401(k) of the Code, covers all salaried employees (including executive officers) and certain hourly employees. Under its terms, the Company may make a discretionary matching contribution, which typically has been paid out at 50% of the first 10% of the participant's deferral. Each of our named executive officer's contribution to his or her 401(k) account is capped at 3% of his or her base salary (net of any contributions to the Officer's Supplemental Savings Plan, the Company's non-qualified deferred contribution plan). The participant must be an active employee on December 31st of the plan year to receive any matching contribution for that year. Company contributions vest 20% per year of service and are fully vested when a participant attains five years of service. The Compensation Committee has delegated authority to a management subcommittee to approve the Company's matching contributions up to $1.00 per dollar deferred up to the first 10% of the participant's deferral. Any Company contributions above that match level require approval from the Compensation Committee. The Compensation Committee is informed of any matches approved by the management subcommittee.

        Officers' Supplemental Savings Plan — The Dick's Sporting Goods Officers' Supplemental Savings Plan, referred to as the Officers' Plan, a voluntary nonqualified deferred compensation plan, became effective in April 2007. The Officers' Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and, by including a strong match provision, promoting in our key executives an increased interest in the successful operation of the Company. The Officers' Plan also provides the officers an ability to participate in a deferred contribution plan above the 401(k) plan that imposes a cap on their contributions. Certain key executives, including our named executive officers, are eligible to participate in the Officers' Plan. For information regarding the terms of the Officers' Plan, including matching amounts received by our named executive officers, see the "Nonqualified Deferred Compensation Table" and subsequent narrative description set forth on page 43 of this proxy statement.

        Insurance Policies — We pay the insurance premiums on two life insurance policies covering our Chairman and Chief Executive Officer. The beneficiary under the policies is the executive's former spouse, a personal beneficiary chosen by our Chairman and Chief Executive Officer (and prior to death he may receive the cash surrender value of the policy). Attributed costs of the personal benefits described above for our Chairman and Chief Executive Officer for the fiscal year ended January 28, 2012 are included in column (i) of the "Summary Compensation Table" on page 37 of this proxy statement.

        Perquisites and Other Personal Benefits — The Company provides its named executive officers with limited perquisites and other personal benefits that our Chairman and Chief Executive Officer and the Compensation Committee believe are reasonable and consistent with our overall compensation program. The Compensation Committee does not consider perquisites to be a material part of the Company's executive compensation program and there are very limited perquisites for named executive officers that are not widely available to employees. For a description of the perquisites, and the attributed costs of these benefits for our named executive officers for the fiscal 2011, please see column (i) of the "Summary Compensation Table" and the related footnotes to the column on page 37 of this proxy statement.

        Travel Policy — The Compensation Committee and the Board approved a Company Travel Policy for Non-Business Use of Corporate Aircraft in November 2004, under which certain of our executives (including the Chief Executive Officer, President, Executive Vice Presidents, Board members and other officers designated by the Chief Financial Officer) may use any aircraft owned or leased by us for non-business purposes. The frequency and priority of the non-business use of the aircraft is determined by our Chief Executive Officer. Except as approved by our Chief Executive Officer or the Compensation

Committee, the value of any non-business trip is billed to the individual (done directly through our third-party aircraft management company to the executive or director and paid by the executive or director to our third-party aircraft management company) at the aggregate incremental cost to the Company determined in accordance with Item 402 of Regulation S-K, as amended (but no less than $500 per hour for each hour of flight time), and in accordance with Federal Aviation Administration regulations. In any limited instances where the executive or director is not billed, any non-reimbursed travel will be considered income to the executive or director and reported for tax purposes in the executive's or director's earnings in accordance with the base aircraft valuation formula, which is also known as the standard industry fare level formula.

        At least annually, the Company's director of internal audit conducts an internal audit of the non-business use of the corporate aircraft to confirm adherence to the Company Travel Policy, and prepares a report to the Compensation Committee relating to such audit.

        Written Employment Arrangements — We historically have not entered into employment agreements with our named executive officers. We have generally provided our executive officers with limited severance payments upon termination of employment. In most cases, upon termination of employment by us we are only obligated to pay to that named executive officer an amount equal to the greater of (i) four (4) weeks of pay or (ii) one (1) week of pay for every year of employment with us, in each case at the named executive officer's base salary rate immediately prior to termination. The Company may also, in its discretion, offer other arrangements to employees whose employment with the Company terminates. Aside from the employment arrangements discussed in this proxy statement, the Company does not have any arrangements in place with our named executive officers that would provide severance payments to them upon a change-in-control of the Company.

        In some instances in connection with the negotiation of new hires, we have entered into offer letters with our executive officers, which have provided them written assurances of additional elements of compensation as they join the Company. Offer letters of this nature were entered into with Mr. Kullman in 2007 and with Ms. Hobart in February 2011.

Tax and Accounting Implications

        Deductibility of Executive Compensation — Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company's Chief Executive Officer and the three (3) other most highly compensated executive officers (other than the Company's Chief Financial Officer) as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

        The Compensation Committee believes that it is generally in the Company's best interest to attempt to structure performance-based compensation, including stock option grants and annual performance incentive payments, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee expressly reserves the authority to approve non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Summary Compensation Table

        The following table discloses the compensation for Edward W. Stack, the principal executive officer of the Company, Timothy E. Kullman, the principal financial officer of the Company, and the three (3) other most highly compensated executive officers of the Company or its subsidiaries who were serving as executive officers at January 28, 2012 and whose total annual compensation (excluding items described in column (h) below) exceeded $100,000 (collectively the "named executive officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($)(1) (e)		Option Awards ($)(1) (f)		Non-Equity Incentive Plan Compensation ($)(2) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($)(4) (i)		Total ($) (j)
Edward W. Stack,	2009	$700,000	—		$491,301		$3,290,324		$2,800,000		$28,000	$105,256		$7,414,881
Chairman and Chief	2010	$780,769	—		$1,437,090		$1,776,009		$3,123,077		$306,840	$107,423		$7,531,208
Executive Officer(5)	2011	$961,538	—		$3,800,000		$2,698,110		$3,351,187		$200,000	$103,187	(6)	$11,114,022
Timothy E. Kullman,	2009	$504,615	—		$136,818		$546,617		$756,923		—	$3,675		$1,948,648
Executive Vice President —	2010	$542,308	—		$757,707		$459,183		$813,462		$81,868	$4,410		$2,658,938
Finance, Administration and	2011	$563,327	—		$300,000		$449,860		$736,247		$8,135	$3,675	(7)	$2,061,244
Chief Financial Officer
Joseph H. Schmidt,	2009	$675,000	—		$205,227		$1,022,954		$1,012,500		$9,369	$6,900		$2,931,950
President and Chief	2010	$695,192	—		$1,085,685		$918,366		$1,042,789		$104,254	$11,310		$3,857,596
Operating Officer	2011	$728,269	—		$720,000		$1,079,672		$1,269,094		$10,139	$11,396	(8)	$3,818,570
Lauren Hobart,	2011	$416,827	$163,516	(9)	$887,673	(10)	$724,475	(10)	$363,185	(11)	$4,773	$95,802	(12)	$2,656,251
Senior Vice President — Chief Marketing Officer
Kathryn L. Sutter,	2009	$333,846	—		$82,920		$448,147		$333,846		$9,912	$3,675		$1,212,346
Senior Vice President —	2010	$366,154	—		$656,190		$275,510		$366,154		$68,787	$4,410	(13)	$1,737,205
Human Resources	2011	$384,942	—		$183,000		$292,102		$335,404		$11,484	$3,675		$1,210,607

(1)
The values set forth in this column represent the aggregate grant date fair value of restricted stock or stock option awards, as applicable, and the maximum number of shares that will vest if all award performance metrics are achieved for the long-term incentive award granted to each named executive officer, in accordance with ASC Topic 718. A discussion of the relevant assumptions made in the valuation for 2011 may be found in the "Stock-Based Compensation" section of Note 9 of the footnotes to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

(2)
Includes annual performance incentive payments earned in each of fiscal 2009, 2010 and 2011, regardless of when paid. Under the 2002 Plan, the relevant performance measures for the performance incentive awards are satisfied in fiscal 2009, 2010 and 2011, as applicable, and thus reportable in fiscal 2009, 2010 and 2011, as applicable, even though payments, if any, were made in fiscal 2010, 2011 or 2012, as applicable.

(3)
Includes discretionary contributions approved by the Compensation Committee under the Officers' Plan. As a result of the Company's outstanding financial performance in fiscal 2010, the Chairman and Chief Executive Officer recommended, and the Compensation Committee approved, a discretionary contribution in addition to the Company's typical 20% match as described. For additional information regarding the fiscal 2010 discretionary contribution, see the "Compensation Discussion and Analysis" section in the Company's proxy statement for its 2011 Annual Meeting of Stockholders filed with the SEC on June 2, 2011.

(4)
Use by our executive officers and directors for non-business purposes of aircraft that are owned or leased by us is governed by our travel policy for non-business use of corporate aircraft, which is described on page 35 of this proxy statement. All non-business use of such aircraft by any executive officer or director during fiscal 2011 was billed to and paid for by the executive officer or director in accordance with our travel policy.

(5)
Mr. Stack does not receive any compensation from the Company in connection with his service as Chairman of the Board.

(6)
Personal benefits for fiscal 2011 consisted of an annual vehicle allowance, professional fees and country club dues, matching contributions to the Company's defined contribution plan and tax payments incurred as a result of some of these personal benefits. The amount shown also includes a tax payment of $36,598 incurred as a result of insurance, professional fees and country club dues, $39,607 of insurance premiums paid in fiscal 2011 on two life insurance policies for the benefit of Mr. Stack, for which the beneficiaries, upon the executive's death, are the executive's former spouse.

(7)
Amount reflects matching contributions under the Company's defined contribution plan.

(8)
Amount reflects an annual vehicle allowance and matching contributions under the Company's defined contribution plan.

(9)
Amount reflects a one-time signing bonus paid to Ms. Hobart pursuant to the offer letter entered into with Ms. Hobart at the time of her hire.

(10)
In connection with the offer letter entered into with Ms. Hobart at the time of her hire, Ms. Hobart was awarded time vesting restricted stock, performance vesting restricted stock and stock options. Amounts shown for stock awards and option awards include grant date fair value for restricted stock and stock options awarded pursuant to the offer letter in connection with Ms. Hobart's hire as well as for annual restricted stock and stock option grants as described in the "Compensation Discussion and Analysis — Long Term Incentive Awards" and the "Grants of Plan-Based Awards Table" on pages 33 and 39, respectively.

(11)
In connection with the offer letter entered into with Ms. Hobart at the time of her hire, Ms. Hobart was guaranteed a minimum performance incentive target of 75% of her base salary.

(12)
Personal benefits for fiscal 2011 include relocation benefits of $59,791 and a tax payment of $36,011 incurred as a result of the relocation benefits.

(13)
Amount reflects matching contributions under the Company's defined contribution plan.

 Grants of Plan-Based Awards Table

        The following table sets forth each award grant made to a named executive officer in fiscal 2011 under plans established by the Company.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($)(l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Edward W. Stack	3/15/2011							95,000			$3,800,000
	3/15/2011								136,571	$40.00	$2,698,110
	—	$1,538,462	$1,923,077	$3,846,154
Timothy E. Kullman	3/15/2011							7,500			$300,000
	3/15/2011								24,324	$40.00	$449,860
	—	$337,996	$422,495	$844,990
Joseph H. Schmidt	3/15/2011							18,000			$720,000
	3/15/2011								58,378	$40.00	$1,079,672
	—	$582,615	$728,269	$1,456,538
Lauren Hobart	2/15/2011								15,000	$37.77	$264,873
	2/15/2011								15,000	$37.77	$264,873
	2/15/2011							4,000			$151,080
	2/15/2011							4,000			$151,080
	2/15/2011				3,068	6,136	12,272				$463,513
	3/15/2011							3,050			$122,000
	3/15/2011								10,529	$40.00	$194,729
	—	$166,731	$208,413	$416,827
Kathryn L. Sutter	3/15/2011							4,575			$183,000
	3/15/2011								15,794	$40.00	$292,102
	—	$153,977	$192,471	$384,942

(1)
Payments were made pursuant to the 2002 Plan, as set forth in column (g) of our "Summary Compensation Table." Amounts were earned in fiscal 2011, but were paid in fiscal 2012.

(2)
Three-year long-term incentive award; see "Compensation Discussion and Analysis — Long-Term Incentive Awards" on page 33 of this proxy statement. Threshold, Target and Maximum attainment assumes that each of the threshold gate and one of four, two of four and four of four award performance metrics are achieved, respectively.

(3)
The exercise price of the stock options awarded was determined in accordance with the 2002 Plan, which provides that the exercise price for each share covered by an option will be the closing sale price for our common stock as quoted on the NYSE for the last market trading day prior to the time of determination.

(4)
The full grant date fair value calculations are computed in accordance with ASC Topic 718 for those options and shares of restricted stock awarded to the named executive officers in fiscal 2011 under the 2002 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). Grant date fair value for the equity incentive awards reflect the Company's share price at the date of grant for the award multiplied by the number of shares subject to the award. A discussion of the relevant assumptions made in the valuation for 2011 may be found in the "Stock-Based Compensation" section of Note 9 of the footnotes to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

 Outstanding Equity Awards At Fiscal Year End Table

        The following table sets forth all unexercised options and unvested restricted stock that have been awarded to our named executive officers by the Company and were outstanding as of January 28, 2012.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exerciseable (b)	Number of Securities Underlying Unexercised Options (#) Unexerciseable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Edward W. Stack	3,696,000	—		—	$11.44	10/21/2013	—		—	—		—
	144,000	—		—	$12.63	01/21/2014	—		—	—		—
	250,000	—		—	$17.98	03/02/2015	—		—	—		—
	300,000	—		—	$18.95	03/01/2016	—		—	—		—
	300,000	—		—	$28.23	03/21/2017	—		—	—		—
	67,500	22,500	(1)	—	$27.87	03/27/2015	—		—	—		—
	67,500	67,500	(2)	—	$13.82	03/18/2016	—		—	—		—
	—	345,000	(3)	—	$13.82	03/18/2016	—		—	—		—
	33,750	101,250	(4)	—	$26.03	03/16/2017	—		—	—		—
	—	136,571	(5)	—	$40.00	03/15/2018	—		—	—		—
	—	—		—	—	—	35,550	(6)	$1,463,238	—		—
	—	—		—	—	—	36,000	(7)	$1,481,760	—		—
	—	—		—	—	—	95,000	(8)	$3,910,200	—		—
	—	—		—	—	—	—		—	19,209	(9)	$790,642
Timothy E. Kullman	100,000	—		—	$29.32	04/09/2017	—		—	—		—
	50,000	—		—	$29.32	04/09/2017	—		—	—		—
	28,125	9,375		—	$27.87	03/27/2018	—		—	—		—
	11,250	3,750		—	$27.87	03/27/2015	—		—	—		—
	—	18,750	(2)(10)	—	$13.82	03/18/2016	—		—	—		—
	—	50,000	(3)	—	$13.82	03/18/2016	—		—	—		—
	—	28,125	(4)(11)	—	$26.03	03/16/2017	—		—	—		—
	—	24,324	(5)		$40.00	03/15/2018	—		—	—		—
	—	—		—	—	—	9,900	(6)	$407,484	—		—
	—	—		—	—	—	9,900	(7)	$407,484	—		—
	—	—		—	—	—	7,500	(8)	$308,700	—		—
	—	—		—	—	—	—		—	19,209	(9)	$790,642
Joseph H. Schmidt	70,000	—		—	$18.95	03/01/2016	—		—	—		—
	20,000	—		—	$28.23	03/21/2017	—		—	—		—
	50,000	—		—	$28.23	03/21/2017	—		—	—		—
	37,500	—		—	$31.42	12/06/2017	—		—	—		—
	28,125	9,375	(1)	—	$27.87	03/27/2015	—		—	—		—
	28,125	28,125	(2)	—	$13.82	03/18/2016	—		—	—		—
	—	107,500	(3)	—	$13.82	03/18/2016	—		—	—		—
	18,750	56,250	(4)	—	$26.03	03/16/2017	—		—	—		—
	—	58,375	(5)	—	$40.00	03/15/2018	—		—	—		—
	—	—		—	—	—	14,850	(6)	$611,226	—		—
	—	—		—	—	—	22,500	(7)	$926,100	—		—
	—	—		—	—	—	18,000	(8)	$740,880	—		—
	—	—		—	—	—	—		—	19,209	(9)	$790,642
Lauren Hobart	—	15,000	(12)	—	$37.77	02/15/2018	—		—	—		—
	—	15,000	(13)	—	$37.77	02/15/2018	—		—	—		—
	—	10,529	(5)	—	$40.00	03/15/2018	—		—	—		—
	—	—		—	—	—				12,272	(9)	$505,116
	—	—		—	—	—	4,000	(14)	$164,640	—		—
	—	—		—	—	—	4,000	(15)	$164,640	—		—
	—	—		—	—	—	3,050	(8)	$125,538	—		—

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exerciseable (b)	Number of Securities Underlying Unexercised Options (#) Unexerciseable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Kathryn L. Sutter	60,000	—		—	$28.23	03/21/2017	—		—	—		—
	11,250	3,750	(1)	—	$27.87	03/27/2015	—		—	—		—
	—	11,250	(2)(10)	—	$13.82	03/18/2016	—		—	—		—
	—	55,000	(3)	—	$13.82	03/18/2016	—		—	—		—
	5,625	16,875	(4)	—	$26.03	03/16/2017	—		—	—		—
	—	15,794	(5)	—	$40.00	03/15/2018	—		—	—		—
	—	—		—	—	—	6,000	(6)	$246,960	—		—
	—	—		—	—	—	6,000	(7)	$246,960	—		—
	—	—		—	—	—	4,575	(8)	$188,307	—		—
	—	—		—	—	—	—		—	19,209	(9)	$790,642

(1)
Stock Option vests at the rate of 25% per year, with vesting dates of March 27, 2009, March 27, 2010, March 27, 2011 and March 27, 2012.

(2)
Stock Option vests at the rate of 25% per year, with vesting dates of March 18, 2010, March 18, 2011, March 18, 2012 and March 18, 2013.

(3)
Stock Option vests 100% on March 18, 2013.

(4)
Stock Option vests at the rate of 25% per year, with vesting dates of March 16, 2011, March 16, 2012, March 16, 2013 and March 16, 2014.

(5)
Stock Option vests at the rate of 25% per year, with vesting dates of March 15, 2012, March 15, 2013, March 15, 2014 and March 15, 2015.

(6)
Shares of common stock vest 100% on March 18, 2012.

(7)
Shares of common stock vest 100% on March 16, 2013.

(8)
Shares of common stock vest 100% on March 15, 2014.

(9)
Maximum number of Shares of common stock that may vest on April 5, 2013 upon determination of achievement of performance-based criteria. See "Compensation Discussion and Analysis — Long Term Incentive Awards" on page 33 of this proxy statement for additional information relating to the performance criteria.

(10)
50% of the Stock Option vested and was exercised.

(11)
25% of the Stock Option vested and was exercised.

(12)
Stock Option at the rate of 25% per year, with vesting dates of February 15, 2012, February 15, 2013, February 15, 2014 and February 15, 2015.

(13)
Stock Option vests 100% on February 15, 2015.

(14)
Shares of common stock vest at the rate of 33.3% per year, with vesting dates of February 15, 2012, February 15, 2013 and February 15, 2014.

(15)
Shares of common stock vest 100% on February 15, 2014.

Option Exercises and Stock Vested

        The following table sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal 2011.

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Edward W. Stack	—	—		23,694	$945,628
Timothy E. Kullman	28,125	$613,969	(1)	3,949	$157,605
Joseph H. Schmidt	20,000	$438,400	(2)	9,873	$394,031
Lauren Hobart	—	—		—	—
Kathryn L. Sutter	66,250	$1,290,988	(3)	3,949	$157,605

(1)
Mr. Kullman exercised stock options and sold the underlying shares as follows: stock options for 18,750 shares exercised at an exercise price of $13.82 and sold at an average market price of $39.72 per share on December 2, 2011, and stock options for 9,375 shares exercised at an exercise price of $26.03 and sold at an average market price of $39.72 per share on December 2, 2011.

(2)
Mr. Schmidt exercised stock options and sold the underlying shares as follows: stock options for 20,000 shares exercised at an exercise price of $17.98 and sold at an average market price of $39.90 per share on December 2, 2011.

(3)
Ms. Sutter exercised stock options and sold the underlying shares as follows: stock options for 20,000 shares exercised at an exercise price of $17.98, stock options for 15,000 shares exercised at an exercise price of $18.95 and stock options for 20,000 shares exercised at an exercise price of $28.23, sold 55,000 shares sold at an average market price of $40.03 per share on March 15, 2011, and stock options for 11,250 shares exercised at an exercise price of $13.82 and sold at an average market price of $40.29 per share on January 13, 2012.

Pension Benefits

        The Company did not have in fiscal 2011, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified and/or nonqualified defined contribution plans.

 Nonqualified Deferred Compensation Table

        The following table sets forth amounts contributed during fiscal 2011 under the Company's defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)(1)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Edward W. Stack	$1,127,692	$200,000	$37,437	$—	$4,456,018
Timothy E. Kullman	$40,673	$8,135	$12,314	$—	$336,478
Joseph H. Schmidt	$50,885	$10,139	$12,967	$—	$542,381
Lauren Hobart	$25,787	$4,773	$1,862	$—	$32,422
Kathryn L. Sutter	$57,635	$11,484	$232	$—	$575,025

(1)
Amounts set forth in this column reflect amounts deferred and contributed by the named executive officer under the Officers' Plan, which became effective April 1, 2007.

        Dick's Sporting Goods Officers' Supplemental Savings Plan — On March 21, 2007, the Compensation Committee approved the implementation of the Officers' Plan, a voluntary nonqualified deferred compensation plan effective April 1, 2007, for the purpose of attracting high quality executives and promoting increased efficiency and an interest in the successful operation of the Company. Certain key executives (or other participants as the Board may determine) are eligible to participate in the Officers' Plan, including our named executive officers. Under the Officers' Plan, eligible participants have the opportunity to defer up to 25% of their base salary and up to 100% of their annual performance incentive payment, and may allocate amounts deferred under the Officers' Plan among a range of investment choices. Participant deferral amounts are 100% vested, and matching contributions become 100% vested after five (5) years of plan participation, or upon the participant's death, disability or upon a change in control of the Company. Eligible participants may elect to receive distributions from the Officers' Plan as a lump sum, in annual installments (with any installment term between two (2) and 20 years), or a combination of the two options. Vested matching contributions may be distributed only after a participant reaches age 55. Distributions are also triggered upon a participant's death or disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code).

        Under the Officers' Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant's annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the participant must be an eligible participant as of December 31st to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time by the Board. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers' Plan.

        The Officers' Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and is also intended to comply with Section 409A of the Code, and it contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers' Plan are unsecured general obligations of the Company. We may amend or terminate the Officers' Plan at any time in whole or in part, provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.

Potential Payments Upon Termination or Change-in-Control

        As described under "Compensation Discussion and Analysis — Written Employment Arrangements" on page 36 of this proxy statement, our named executive officers do not have employment agreements with the Company. There are no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for severance payments to a named executive officer at, following, or in connection with a change in control of the Company. The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer's employment had terminated on January 27, 2012, given the named executive officer's compensation and service levels as of such date and, if applicable, based on our closing stock price on January 27, 2012, the last trading day of the Company's 2011 fiscal year (January 28, 2012 was a Saturday). These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company's stock price, any actual amounts paid or distributed may be different.

        Payments on Termination — Most of our named executive officers have executed non-competition agreements with the Company providing them with limited payments upon termination under certain circumstances. Under these agreements, named executive officers are not provided with payments if they voluntarily terminate employment, retire, are terminated as a result of death or permanent disability or are terminated for any of the following reasons: (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of Company funds or property; (iii) material breach of the non-competition, non-solicitation or confidentiality covenants set forth in their agreement with the Company or any material violation of the provisions of the Company's employee handbook; (iv) gross negligence; or (v) their consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of their duties and obligations, under certain circumstances. Under these agreements, upon the termination of employment of a named executive officer for any reason other than those set forth above, we are obligated to pay to that named executive officer an amount equal to the greater of four weeks of pay or one week of pay for every year of employment with us, in each case at the named executive officer's base salary in effect immediately prior to termination. The payment is payable bi-weekly in accordance with the Company's regular payroll practices. The Company in its discretion may offer other arrangements to employees who end employment with the Company. Named executive officers who have executed the agreements discussed above have also agreed in those agreements to comply with certain non-competition, non-solicitation and confidentiality covenants.

        The cash amounts that would be payable to each named executive officer if their employment had been terminated on January 27, 2012 are set forth below.

	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause Termination
Edward W. Stack	—	—	—	—	—	—	(1)
Timothy E. Kullman	—	—	—	—	—	$43,577
Joseph H. Schmidt	—	—	—	—	—	—	(1)
Lauren Hobart	—	—	—	—	—	$32,692
Kathryn L. Sutter	—	—	—	—	—	$52,298

(1)
There is no agreement in place to provide any payments upon termination.

        Equity Awards — The following sets forth the applicable provisions of the 2002 Plan with respect to exercisability of stock options and vesting of restricted stock upon termination or change-in-control.

        In the event that a named executive officer's continuous status as an employee is terminated (defined in the 2002 Plan as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Board, provided such period does not exceed 90 days, unless reemployment is guaranteed by contract, statute or Company policy, or (iv) transfers between locations of the Company or between the Company and its subsidiaries), the non-vested portion of any stock option or restricted stock award will be deemed cancelled on the termination date and the vested portion, if any, of any stock option as of the date of such termination will, unless otherwise set forth in the award, remain exercisable for the lesser of a period of 90 days following termination or until the expiration date of the stock option. Except as otherwise set forth in the award itself, in the event that the named executive officer voluntarily terminates employment due to a total and permanent disability (as defined in Section 22(e)(3) of the Code of 1986, as amended) or due to the employee's death, the non-vested portion of any restricted stock award shall immediately vest, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of 12 months following termination or until the expiration date of the stock option. In each case, the 2002 Plan grants the administrator the ability to set other periods of time with respect to the period in which an award can be exercised, as set forth in the document evidencing such option or award.

        In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets, any unvested restricted stock award will vest immediately prior to consummation of the transaction. Further, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation or parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the stock options or rights, or to substitute an equivalent stock option or stock appreciation right, the Board shall provide for employees to have the right to exercise all stock options previously granted to such employee, including those not otherwise exercisable at the time.

        The following table sets forth the market value of stock option awards under ASC Topic 718 that each named executive officer would be eligible to receive via exercise if the executive was terminated or became totally disabled or died as of January 27, 2012. This table does not indicate the number of shares underlying options currently held; rather, it is simply the value of the option grants that are currently exercisable.

Executive Officer	Upon Termination, Death or Disability(1)
Edward W. Stack(2)	$68,398,383
Timothy E. Kullman	$2,299,294
Joseph H. Schmidt	$4,251,456
Lauren Hobart	—
Kathryn L. Sutter	$1,010,419

(1)
Amounts are based on the closing sale price of our common stock on January 27, 2012 (the last trading day prior to January 28, 2012, which was a Saturday), and assume full exercise of all options then exercisable, but do not include any acceleration of vesting of options that could occur pursuant to a change-in-control under the terms of our equity plans.

(2)
Pursuant to the terms of the MOU, as of January 28, 2012, Mr. Stack's former spouse is entitled to receive the economic benefit with respect to stock options exercisable for 2,345,000 shares of our common stock (subject to equitable adjustment for any stock split, recapitalization or similar event), which includes the right to request the exercise of such stock options and sale of the underlying stock in accordance with the Company's applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to stock issued upon the exercise of these options until such stock is sold.

        Officers' Supplemental Savings Plan — Under the terms of the Officers' Plan, in the event of a participant's retirement or early retirement (defined below), the participant is entitled to receive an amount equal to the total balance of the participant's account and matching company account, which is payable in a single lump sum unless the participant has elected to receive the distribution in installments. Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the vested balance of the participant's accounts, payable in a single lump sum; provided, that the vested portion of the Company's matching account is payable in a single lump sum on the date the participant attains age 55. If a participant is terminated for cause (defined below), the participant forfeits to the Company all rights to both vested and unvested contributions of the Company credited to the participant's accounts, and is entitled to receive a benefit equal to the remaining balance of the participant's accounts, payable in a single lump sum. All payments would be deferred for a six month period under Section 409A of the Code.

        Retirement is defined in the Officers' Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five (5) years of participation in the Officers' Plan, and early retirement is termination of employment, other than for cause, on or after the date on which the participant has completed at least five (5) years of participation. Termination for cause is defined in the Officers' Plan as termination of employment by reason of: (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within 30 days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant.

        Distributions are also triggered upon a participant's death or disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code). A change in control is defined in the Officers' Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Company's Board within a twelve month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve month period.

        Notwithstanding the foregoing, no event shall constitute a "change in control" for purposes of acceleration of distributions on termination of the Officers' Supplemental Savings Plan if it is not a "change in the ownership or effective control of the corporation," or "in the ownership of a substantial portion of the assets of the corporation," "corporate dissolution," or "with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)" within the meaning of Section 409A of the Code.

        As set forth above, a participant is entitled to his or her matching amount under the Officers' Plan only after completing at least five years of participation in the Plan. As of the end of fiscal 2011, the Officers' Plan had been in existence for less than five (5) years; as such, if retirement, early retirement or termination not for cause had occurred on January 28, 2012, a participant would have only been entitled to receive the amounts they had previously contributed to the Officer's Plan, which as of January 28, 2012 were: Edward W. Stack, $3,464,263; Timothy E. Kullman, $86,526; Joseph H. Schmidt, $188,916; Lauren Hobart, $27,446; and Kathryn L. Sutter, $348,162. If any of the named executive officers had died or become permanently disabled as of January 28, 2012, or if there had been a change in control as of January 28, 2012, they would have been entitled to receive the amount in column (f) of the "Nonqualified Deferred Compensation Table" set forth on page 43 of this proxy statement.

        Insurance Benefits — The Company currently pays the premiums for two life insurance policies covering our Chairman and Chief Executive Officer. The beneficiary under the policies is the executive's former spouse, and a personal beneficiary chosen by Mr. Stack (and prior to his death he may receive the cash surrender value of the policy). For detail regarding the premiums paid by the Company for fiscal 2011, see footnote 6 of the "Summary Compensation Table" on page 37 of this proxy statement. If our Chairman and Chief Executive Officer had died on January 28, 2012, his former spouse would have received $2,413,407 under the first policy, and $4,000,000 under the second policy.

ITEM 4 — NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION
OF NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers. The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently (every one, two, or three years) we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. At our 2011 Annual Meeting of Stockholders, the Board recommended that the stockholders vote, on an advisory basis, for the option of every year as the preferred frequency for the advisory vote on executive compensation. At the 2011 annual meeting, the stockholders approved the option of every year as the preferred frequency for the advisory vote on executive compensation. As a result the Board determined that the Company should hold an advisory vote at the 2012 annual meeting on compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

        The non-binding advisory vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee.

        The Compensation Committee annually reviews named executive officer compensation, as discussed in this proxy statement. As discussed under the heading "Compensation Discussion and Analysis," beginning on page 27 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

        The affirmative vote of a majority of the voting power of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Item 4 on an advisory, non-binding basis. Accordingly, we ask our stockholders to vote, on an advisory basis, on the following resolution at the annual meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2012 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure."

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2012 annual meeting other than the items referred to above. If any other matter is properly brought before the 2012 annual meeting for action by stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

 ADDITIONAL INFORMATION

        "Householding" of Proxy Materials — The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to the attention of Investor Relations, Dick's Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or call us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and you wish to request delivery of a single copy of mailed materials if you are now receiving multiple copies.

        In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        Advance Notice Procedures — Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary, David I. Mossé (containing certain information specified in our bylaws about the stockholder and the proposed action) at least 150 days prior to the anniversary date of the preceding year's annual meeting — that is, with respect to the 2013 annual meeting, by January 7, 2013. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement, as discussed below.

        Stockholder Proposals for Inclusion in Company's Proxy Materials Relating to the 2013 Annual Meeting — Stockholders interested in submitting a proposal for inclusion in the Company's proxy materials for the annual meeting of stockholders in 2013 may do so by following the procedures prescribed in Rule 14a-8 under the Securities and Exchange Act of 1934. To be eligible for inclusion, such proposals must be received by the Company not less than 120 calendar days before the date of the Company's proxy statement to stockholders in connection with the previous year's annual meeting. Therefore, for the 2013 annual meeting, such proposals must be received by the Company no later than December 22, 2012. Proposals should be sent to the attention of the Legal Department, Dick's Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108.

        Proxy Solicitation and Costs — The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

ANNEX A

DICK'S SPORTING GOODS, INC.
2012 STOCK AND INCENTIVE PLAN

1.    Purposes of this Plan.    The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Eligible Individuals, to further align Eligible Individuals' interests with those of the stockholders of the Company and to promote the success of the Company's business.

2.    Certain Definitions.    As used herein, the following definitions shall apply:

        (a)   "Administrator" means the Board, the Committee or any subcommittee or other committee appointed by the Board or Committee to administer this Plan; provided, however, that the Board in its sole discretion may, notwithstanding the appointment of any committee or subcommittee to administer this Plan, exercise any authority under this Plan except with respect to awards intended to comply with Section 162(m), which shall in all cases be awarded and administered by the Committee.

        (b)   "Award" means any Incentive Bonus Award, Option, other stock-based awards, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR or Stock Unit Award granted under this Plan.

        (c)   "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Change in Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Class B Permitted Holder (as such term is defined in the Company's Amended and Restated Certificate of Incorporation) through a tender offer, open market purchases and/or other purchases is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities or (ii) a majority of the Board shall be comprised of persons who (A) were elected in one or more contested elections for the Board and (B) had not been nominated when they were first elected by the then existing Board, (iii) a merger or consolidation of the Company with or into another corporation is effected, other than a merger or consolidation (A) that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities, or (v) the stockholders of the Company approve a plan of liquidation, dissolution or winding up of the Company or an agreement for the sale of all or substantially all of the Company's assets. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 162(m) or 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5) or Code Section 162(m), as applicable.

        (f)    "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

        (g)   "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.

        (i)    "Committee" means the Compensation Committee of the Board, or any successor committee thereto, and/or such other committee of the Board as is appointed or designated by the Board to administer this Plan (or any part hereof) or is otherwise identified in the Company's corporate governance documents as being responsible for determining the compensatory arrangements of certain Participants, and, except as the Board may otherwise determine, that consists of two or more non-employee members of the Board, each of whom is a (i) "Non-Employee Director' within the meaning of Rule 16b-3 of the Exchange Act, (ii) and "outside director" within the meaning of Section 162(m), and (iii) an "independent director" for the purposes of the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

        (j)    "Company Common Stock" means the Common Stock or the Class B Common Stock of the Company, as the case may be.

        (k)   "Company" means Dick's Sporting Goods, Inc., a Delaware corporation.

        (l)    "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

        (m)  "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Employee with the Company or any Parent or Subsidiary of the Company. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) approved medical, disability, or family leave; (ii) military leave; (iii) any other approved leave of absence, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between any of the Company, a Parent or Subsidiary of the Company or any successor of the foregoing.

        (n)   "Eligible Individual" means any Employee, Non-Employee Director or Consultant.

        (o)   "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company or any prospective employee who shall have received an offer of employment. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company. An Employee shall not include: (i) any individual during any period he or she is classified or treated by the Company or any Parent or Subsidiary of the Company as an independent contractor, (ii) any leased employee or (iii) any employee of an employment, consulting, staffing or temporary agency or any other entity other than the Company or any Parent or Subsidiary of the Company, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or any Parent or Subsidiary of the Company during such period.

        (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        (q)   "Fair Market Value" means, as of any date, the value of the applicable class of Company Common Stock determined as follows:

            (i)  if such class of Company Common Stock is listed on any established stock exchange or a national market system reporting last sale transactions, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported) on the last completed market trading day prior to the applicable time of determination (as determined by the Committee) as reported by such stock exchange or national market system; or

           (ii)  if such class of Company Common Stock is quoted on any electronic inter-dealer quotation system (but not on a last reported sale basis) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low closing asked prices for the Company Common Stock for the last completed market trading day prior to the applicable time of determination (as determined by the Committee) as reported in any source as the Administrator deems reliable; or

          (iii)  in the absence of an established market for such class of Company Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        For purposes of this Plan, the Class B Common Stock shall be deemed to have the same value per share as the Common Stock unless the value of the Class B Common Stock is determinable in accordance with subparagraphs (i) or (ii) above.

        (r)   "GAAP" means the U.S. Generally Accepted Accounting Principles.

        (s)   "Grant Price" means the price established at the time of grant of a SAR pursuant to Section 8, used to determine whether there is any payment due upon exercise of the SAR.

        (t)    "Incentive Bonus Award" means the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Qualifying Performance Criteria for a performance period as established by the Committee.

        (u)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (v)   "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

        (w)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (x)   "Option" means a right to purchase Shares granted pursuant to this Plan.

        (y)   "Optioned Stock" means the Shares subject to an Option.

        (z)   "Optionee" means a Participant who holds an Option.

        (aa) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (bb) "Participant" means any person who has an Award under this Plan, including any person (including any estate) to whom an Award has been assigned or transferred in accordance with this Plan.

        (cc) "Performance Share Award" means a grant of a right to receive Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

        (dd) "Performance Unit Award" means a grant of a right to receive a designated dollar value amount of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

        (ee) "Plan" means this 2012 Stock and Incentive Plan, as the same may be amended and restated.

        (ff)  "Prior Plans" means the Company's Amended and Restated 2002 Stock and Incentive Plan, the Golf Galaxy, Inc. 1996 Stock Option and Incentive Plan and the Golf Galaxy, Inc. 2004 Stock Incentive Plan.

        (gg) "Qualifying Performance Criteria" means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division or subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, on a GAAP or non-GAAP basis, in each case as specified by the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, depreciation, and amortization or some variation thereof), (c) stock price, (d) return on equity, (e) total stockholder return, (f) revenue, (g) income or net income, (h) operating income or net operating income, (i) operating profit or net operating profit, (j) margin (whether based on profit, operations, sales or other determining criteria), (k) return (as it relates to operating revenue, invested capital, equity, assets or net assets), (l) market share, (m) sales (including comparable sales), (n) inventory-related metrics (including inventory turn, shrink and obsolescence), (o) transaction-related metrics (including average sale per transaction and units per transaction), (p) employee-related metrics (including retention and attrition metrics), (q) productivity, (r) customer-related criteria (including service level, acquisition, loyalty program, conversion and traffic metrics), and (s) successful completion of Company-specific tasks (including project implementations, successful conversions and integrations). To the extent consistent with Section 162(m), the Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) charges associated with store closings; (iii) litigation or claim judgments or settlements; (iv) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (v) expenses related to reorganization and restructuring programs; and (vi) any extraordinary, non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, including but not limited to acquisition or merger and integration costs.

        (hh) "Restricted Stock Award" means a grant of Shares subject to a risk of forfeiture or other restrictions as the Administrator, in its sole discretion, may impose (including, without limitation, any forfeiture provisions and any restriction on the right to vote such Shares, or to receive any dividends with respect to such Shares), which restrictions may lapse separately or in combination, or upon the achievement of one or more goals relating to completion of service by the Participant, or upon achievement of performance or other objectives, which may include one or more Qualifying Performance Criteria, at such time or times, in installments or otherwise, as determined by the Administrator.

        (ii)   "Restricted Unit Award" means a grant of Stock Unit subject to a risk of forfeiture or other restrictions as the Administrator, in its sole discretion, may impose (including, without limitation, any forfeiture provisions), which restrictions may lapse separately or in combination, or upon the achievement of one or more goals relating to completion of service by the Participant, or upon achievement of performance or other objectives, which may include one or more Qualifying Performance Criteria, at such time or times, in installments or otherwise, as determined by the Administrator.

        (jj)   "SAR" means a stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment, as adjusted in accordance with Section 12 of this Plan, payable in cash, Shares or Stock Units as determined by the Administrator.

        (kk) "Section 162(m)" means Section 162(m) of the Code, and the regulations, judicial interpretations and other binding guidance promulgated thereunder.

        (ll)   "Section 409A" means Section 409A of the Code, and the regulations, judicial interpretations and other binding guidance promulgated thereunder.

        (mm)  "Separation from Service" and "Separate from Service" means the Participant's death, retirement or other termination of employment or service with the Company or Parent or Subsidiary of the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a "separation from service" (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears.

        (nn) "Share" means a share of Company Common Stock, as adjusted in accordance with Section 12 of this Plan.

        (oo) "Specified Employee" means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

        (pp) "Stock Unit" means the right to receive a Share at a future point in time.

        (qq) "Stock Unit Award" means the grant of a Stock Unit.

        (rr)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Shares Subject to this Plan.

        (a)   Subject to the provisions of Section 12 of this Plan, the maximum aggregate number of Shares which may be issued under this Plan shall be:

            (i)  5,000,000, plus

           (ii)  Any Shares subject to outstanding awards under the Prior Plans as of the effective date of this Plan (such Shares numbering approximately 7,877,924 as of such date) that on or after the effective date of this Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

        The maximum aggregate number of Options which may be issued under this Plan is 12,877,924. Any Shares under any Award that are granted through the settlement, assumption or substitution of outstanding awards previously granted, or through obligations to grant future awards, as the result of a merger, consolidation, or acquisition of the employing company with or by the Company shall not be applied to reduce the share limitations of this provision.

        (b)   The Shares may be: Authorized, but unissued Shares; Issued Shares that have been reacquired by the Company (otherwise known as treasury Shares); Or Shares acquired on the open market specifically for distribution under this Plan, or any combination thereof. Notwithstanding any other provision of this Plan, Awards for Class B Common Stock or Awards for securities convertible or exchangeable into Class B Common Stock may only be issued to a Class B Permitted Holder (as such term is defined in the Company's Amended and Restated Certificate of Incorporation, as further amended and/or restated).

        If Shares under any Award are not issued for any reason, including termination of Awards by expiration, forfeiture, cancellation or otherwise, or are settled in cash in lieu of Shares, such Shares shall, unless this Plan shall have been terminated, become available for future grant under this Plan. In addition, any Shares delivered or deemed delivered, by attestation or otherwise, to the Company in payment of any obligation, including the exercise price of any Option, the purchase price for any Shares, or for any tax obligation shall be added back to the Shares available for issuance under this Plan.

        The aggregate number of Shares issuable under all Awards (including options and SARs) granted under this Plan during any calendar year to any one Eligible Individual shall not exceed 12,877,924. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 12, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Section 162(m).

4.    Administration of this Plan.

        (a)    Authority.    Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated to or limitations imposed upon such Committee by the Board, the Administrator shall have the full and exclusive authority, in its discretion:

            (i)  to establish, amend and rescind rules and regulations relating to this Plan;

           (ii)  to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

          (iii)  to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;

          (iv)  to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Award, the circumstances under which Awards or any Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, including changes resulting from a termination of employment, based in each case on such factors as the Administrator shall determine, in its sole discretion;

           (v)  to determine the Fair Market Value of the Company Common Stock, in accordance with Section 2(q) of this Plan;

          (vi)  to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

         (vii)  to approve forms and terms of Award Agreements for use under this Plan;

        (viii)  to determine whether and under what circumstances an Award may be settled in cash instead of Shares;

          (ix)  to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

           (x)  subject to Sections 12 and 13 hereof, adopt modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company or any Parent or Subsidiary of the Company operates;

          (xi)  to interpret and construe the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan or any Award Agreement, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, to make exceptions to any such provisions in good faith and for the benefit of the Company, and to consult with attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and shall be entitled to rely upon the advice, opinions, or valuations of any such individuals; and

         (xii)  to make all other determinations deemed necessary or advisable for the administration of this Plan.

        Notwithstanding anything in the Plan to the contrary, the Board shall not have the authority, without stockholder approval, to (a) accept the surrender of any outstanding Option or SAR when the Fair Market Value of a Share is less than the exercise price of such outstanding Option or SAR and grant new Options, SAR or other Award in substitution for such surrendered Option or pay cash in connection with such surrender, (b) reduce the exercise price of any outstanding Option or SAR, or (c) take any other action that would be treated as the repricing of Options or SARs under the rules of the New York Stock Exchange; provided that appropriate adjustments may be made to outstanding Options or SARs pursuant to Section 12 of this Plan.

        (b)    Effect of Administrator's Decision.    All decisions, determinations, actions and interpretations of the Administrator shall be final and binding on all Participants, the Company, any Parent or Subsidiary of the Company and all other interested individuals or entities.

5.    Delegation.    The Administrator may delegate to one or more of its members or to one or more officers of the Company and/or any Parent or Subsidiary of the Company or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Administrator or such individuals may have under this Plan. The Administrator may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Administrator: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Administrator shall not delegate such responsibilities to any such officer for Awards granted to any Participant who is subject to reporting pursuant to Section 16 of the Exchange Act; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Administrator regarding the nature and scope of the Awards granted pursuant to the authority delegated.

6.    Term of Plan.    This Plan shall become effective upon receipt of approval of this Plan by the stockholders of the Company in accordance with applicable state law. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of this Plan; provided, however, that this Plan shall remain in effect so long as any Award remains outstanding and as long as necessary to issue any Awards pursuant to commitments entered into prior to the expiration of this Plan; provided, further, that no Award intended to qualify as performance-based compensation within the meaning of Section 162(m) shall be payable prior to approval of this Plan's material terms by the Company's stockholders.

7.    Options.

        (a)    General Terms.

          (i)    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement setting forth the number and kind of Shares that may be issued upon exercise of the Option, the purchase price of each Share, the term of the Option, such additional terms and conditions on the vesting and/or exercisability of an Option as may be determined by the Administrator, any restrictions on the transfer of the Option and forfeiture provisions and such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

          (ii)    Designation.    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designations, to the extent that an Option does not qualify as an Incentive Stock Option, it shall be treated as a Nonstatutory Stock Option.

          (iii)    Eligibility.    To the extent then required by the Code, including Section 422 thereof, Incentive Stock Options may be granted only to eligible Employees.

          (iv)    Term of Option.    The term of each Option shall be the term stated in the Award Agreement evidencing such Option; provided, however, that, to the extent then required by the Code, in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement and, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement evidencing such Option.

          (v)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

    (A)
    To the extent then required by the Code, in the case of an Incentive Stock Option:

    (1)
    granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and

    (2)
    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

    (B)
    In the case of a Nonstatutory Stock Option grant, the per Share exercise price may not be less than 100% of the Fair Market Value per Share as of the date of grant.

          (vi)    Payment of Exercise Price.    Unless otherwise provided by the Administrator in the Award Agreement, the exercise price of an Option may be paid in one or more of the following: (1) cash or its equivalent, (2) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the exercise price of the Option, (3) delivery of a properly executed exercise notice together with irrevocable instructions to a broker registered under the Exchange Act to promptly deliver to the Company the amount of proceeds required to pay the exercise price, (4) any combination of the foregoing methods of payment, or (5) any other method approved or accepted by the Administrator in its sole discretion.

        (b)    Exercise of Options.

          (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the Option Award Agreement by the person entitled to exercise such Option and, if an Option is to be exercised, full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the Shares underlying the Option have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the appropriate entry is made on the books of the Company or of a duly authorize transfer agent of the Company, except as provided in Section 12 of this Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available under the Option by the number of Shares as to which the Option is exercised.

          (ii)    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an Option in the event of termination of a Participant's Continuous Status as an Employee, status as a Non-Employee Director or consulting relationship with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death; provided, however, that as it relates to Incentive Stock Options, a Participant may, but only within ninety (90) days after the date of such termination, exercise such Incentive Stock Option to the extent that such Participant was entitled to exercise it at the date of such termination, notwithstanding any provisions in a Participant's Award Agreement to the contrary. In no event will a Participant, as it relates to any Option or SAR, have the right to exercise such Option or SAR later than the expiration date of the term of such Award as set forth in the Award Agreement. The inclusion of such provisions in an Award Agreement shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination. To the extent that such Participant was not entitled to exercise the Option at the date of such termination, or if such Participant does not exercise such Option to the extent so entitled within the time specified in the Award Agreement, the Option shall terminate. In the case of an Incentive Stock Option, in the event of a termination of a Participant's Continuous Status as an Employee, status as a Non-Employee Director or consulting relationship with the Company (as the case may be), such Participant may, but only within ninety (90) days (or such other period of time as is determined by the Administrator, with such determination, to the extent required by the Code, being made at the time of grant of the Incentive Stock Option (but in no event later than the expiration date of the term of such Incentive Stock Option)), exercise such Incentive Stock Option to the extent that such Participant was entitled to exercise it at the date of such termination.

          (iii)    Buyout Provisions.    To the extent not inconsistent with Section 22 hereof, the Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

        (c)    Transferability of Options.    Unless otherwise provided by the Administrator and set forth in an Award Agreement, no Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. With respect to those Options, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of the Option exercise price by the Participant shall be deemed to include, as determined by the Administrator, the Participant's permitted transferee.

        (d)    Restrictions on Share Transferability.    The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

8.    SARs.

        (a)    Grant of SARs.    Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Administrator. Subject to the terms and conditions of this Plan, the Administrator shall have complete discretion in determining the number of SARs granted to each Eligible Individual and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs. The Grant Price for each grant of a SAR shall be determined by the Administrator and shall be specified in the Award Agreement.

        (b)    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Administrator shall determine.

        (c)    Term of SAR.    The term of a SAR granted under this Plan shall be determined by the Administrator, in its sole discretion, and except as determined otherwise by the Administrator and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

        (d)    Exercise and Settlement of SARs.    SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes. Upon the exercise of a SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying:

            (i)  The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

           (ii)  The number of Shares with respect to which the SAR is exercised.

        The payment upon SAR exercise shall be in cash, Shares or Stock Units, as determined by the Administrator and set forth in the SAR Award Agreement.

        (e)    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR in the event of termination of a Participant's Continuous Status as an Employee, status as a Non-Employee Director or consulting relationship with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination. To the extent that such Participant was not entitled to exercise the SAR at the date of such termination, or if such Participant does not exercise such SAR to the extent so entitled within the time specified in the Award Agreement, the SAR shall terminate.

        (f)    Transferability of SARs.    Unless otherwise provided by the Administrator and set forth in an Award Agreement, no SAR may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The terms of the SAR shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or settlement of the SAR by the Participant shall be deemed to include, as determined by the Administrator, the Participant's permitted transferee.

        (g)    Restrictions on Share Transferability.    The Administrator may impose such restrictions on any Shares acquired pursuant to the settlement of SARs granted under this Article 8 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

9.    Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards and Stock Unit Awards.

        (a)    Awards.    Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards may be issued by the Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under this Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by an Award Agreement containing any provisions regarding (i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the performance criteria and/or Qualifying Performance Criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Shares or Stock Units and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator, in its sole discretion.

        (b)    Vesting.    The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards of Incentive Stock shall occur at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such performance criteria or Qualifying Performance Criteria as deemed appropriate by the Administrator. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee, shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m). All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the performance period.

        (c)    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the number of Shares or Stock Units granted, issued, retainable and/or vested under a Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, or Stock Unit Award on account of either financial, operational or similar performance or personal performance evaluations, or some combination of the foregoing, may be reduced by the Committee at any time on the basis of such further considerations as the Committee shall determine. This negative discretion will be exercised in accordance with Section 162(m).

        (d)    Voting and Dividend Rights.    Unless otherwise determined by the Administrator and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Administrator, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares prior to vesting. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. Under otherwise determined by the Administrator and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Administrator, dividends declared on any Shares of Restricted Stock shall be held by the Company for the benefit of the Participant until such Shares of Restricted Stock have vested, and distributed to the Participant by the Company upon such vesting.

        (e)    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards in the event of termination of a Participant's Continuous Status as an Employee, status as a Non-Employee Director or consulting relationship with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

10.    Incentive Bonus Awards.    Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period, as established by the Administrator (or in the case of Incentive Bonus Awards subject to Section 162(m), the Committee).

        (a)    Incentive Bonus Document.    Each Incentive Bonus Award shall be evidenced by a document containing provisions regarding (a) the threshold, target and maximum amount payable to the Employee, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) shall not exceed $10,000,000.

        (b)    Performance Criteria.    The Administrator (or in the case of Incentive Bonus Awards subject to Section 162(m), the Committee) shall establish the performance criteria and level of achievement versus these criteria that shall determine any minimum, target or maximum amounts payable under an Incentive Bonus Award, which criteria may be based on financial, operational or similar performance, personal performance evaluations, or some combination of the foregoing. The Committee may specify the percentage of the incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m).

        (c)    Timing and Form of Payment.    The Administrator shall determine the timing of payment of any incentive bonus. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An incentive bonus may be payable in Shares, Stock Units, in cash or other property, including any Award permitted under this Plan. Any incentive bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.

        (d)    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of any of financial, operational or similar performance, personal performance evaluations, or some combination of the foregoing, may be reduced by the Committee on the basis of such further considerations as the Committee shall determine. This negative discretion will be exercised in accordance with Section 162(m).

        The Administrator's right and ability to alter the governing performance criteria and/or Qualifying Performance Criteria with respect to the need to obtain stockholder approval of such changes shall be determined with reference to the law at the time of the alteration. In addition, in the event that the Administrator determines that it is advisable to grant Awards that shall not qualify as Incentive Bonus Awards, Performance Share Awards or Performance Unit Awards, the Administrator may make such grants without satisfying the requirements of Section 162(m) and base vesting on criteria other than Qualifying Performance Criteria.

11.    Stock Withholding to Satisfy Withholding Tax Obligations.    At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph. When a Participant incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").

        In the event that the Company elects to make a payment to the Participant in cash upon the exercise of a SAR, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from such payment the amount required to satisfy such withholding tax obligation.

        All elections by a Participant to have Shares or cash withheld for this purpose, as the case may be, shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (i)    the election must be made on or prior to the applicable Tax Date;

          (ii)   once made, the election shall be irrevocable as to the particular Shares of the Option, stock purchase right or SAR, as to which the election is made; and

          (iii)  all elections shall be subject to the consent or disapproval of the Administrator.

        In the event the election to have Shares or cash withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares or full amount of cash, as the case may be, with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares, or the proper amount of cash, as the case may be, on the Tax Date.

        Notwithstanding the foregoing or any provisions of this Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

12.    Adjustments Upon Changes in Capitalization or Change in Control.

        (a)   Subject to any required action by the stockholders of the Company, the number of Shares or Stock Units covered by each outstanding Award and the number of Shares which have not yet been issued under this Plan, as well as the purchase price, if any, of each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, special cash dividend, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Common Stock subject to an Option or SAR. Notwithstanding the foregoing, with respect to any Award subject to Section 162(m) or 409A, no such adjustment shall be authorized to the extent that such adjustment would cause this Plan or Award to fail to comply with Section 162(m) or 409A.

        (b)   Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Board may authorize outstanding Awards to be assumed or an equivalent Award be substituted by such successor corporation or a parent or subsidiary of such successor corporation and may assign any Awards to the successor corporation. In the event that such successor corporation does not agree to assume the Awards, or to substitute an equivalent Option or Award, then the Board may provide that all outstanding Options or SARs become vested and exercisable, and vesting restrictions on Restricted Stock Awards, Restricted Unit Awards, Performance Share Awards, Performance Unit Awards, Stock Unit Awards and any other Awards lapse. In all cases, the Board may make substitutions, adjustments and/or alternative settlements of outstanding Awards, including cashing out Awards, as it deems appropriate and consistent with the Plan's purposes.

        If the Board makes an Option or SAR fully exercisable hereunder prior to a Change in Control, the Board shall notify the Participant that the Option or SAR shall be fully exercisable for a period determined by the Board and set forth in the notice, and the Option or SAR will terminate upon the expiration of such period.

        For the purposes of this section, the Award shall be considered assumed if, following the merger, the Award confers the right to receive, purchase, or receive the appreciation in Fair Market Value, as the case may be, for each Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award or Stock Unit Award, or Share of stock subject to an Option or SAR immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Company Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received for the Awards (upon exercise, vesting, satisfaction of performance conditions or otherwise) to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Company Common Stock in the merger or sale of assets.

        Notwithstanding the foregoing, with respect to any Award subject to Section 162(m) or 409A, no adjustment or other action shall be authorized to the extent that such adjustment or other action would cause the Plan or Award to fail to comply with Section 162(m) or 409A.

13.    Amendment and Termination of this Plan.

        (a)    Amendment and Termination.    The Board may at any time amend, alter, modify, suspend or discontinue this Plan and any Award Agreement in whole or in part, but no amendment, alteration,

suspension or discontinuation shall be made that would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the New York Stock Exchange or other applicable established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (it being understood that the events described in Section 12 shall result in mandatory adjustment) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

        (c)    Effect of Amendment or Termination.    Any such amendment or termination of this Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing or any provision of this Plan or an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify or amend any or all of the provisions of this Plan or an Award to the extent necessary to conform the provisions of the of this Plan or an Award with Section 409A, Section 162(m) or any present or future law relating to plans of this or similar nature, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of this Plan or an Award shall adversely affect the rights of a Participant.

14.    Forfeiture Events; Clawbacks.    The Administrator may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company or any Parent or Subsidiary of the Company, violation of material Company, Parent or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Parent or Subsidiary of the Company.

        In addition, to the extent required by applicable law or any applicable securities exchange listing standards, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback as determined by the Committee, which clawback may include forfeiture, repurchase, reimbursement and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards, in each instance in accordance with the applicable law or listing standard. All Awards granted under this Plan, any property, including Shares, received in connection with any exercise or vesting of, or lapse of restriction on, any Awards, and any proceeds received from the disposition of any such property, shall be subject to any clawback policy adopted, and amended from time to time, by the Committee. The Board shall have discretion with respect to any clawback to determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Parent or a Subsidiary of the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company's otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

15.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to this Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange or of any stock exchange upon which the Shares may then be listed.

16.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.    Information to Participants.    The Company shall make available to each Participant, during the period for which such Participant has one or more Awards outstanding, access to all annual reports and other information that stockholders of the Company are provided access to.

18.    No Right to Employment.    Neither this Plan nor any Award Agreement shall confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

19.    Rights as a Stockholder.    Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

20.    Governing Law.    The validity, constrictions and effect of this Plan, Award Agreements or other agreements entered into pursuant to this Plan or Award Agreements, and of any rules, regulations, determinations or decisions made by the Administrator relating to this Plan, Award Agreement or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the state of Delaware, without regard to its conflict of laws principles.

21.    Section 409A.    Notwithstanding any provision of this Plan or an Award Agreement to the contrary, if any Award or other benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of this Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

            (i)  If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to such Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date such Participant Separates from Service (or, if earlier, the death of such Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

           (ii)  For purposes of Section 409A, and to the extent applicable to any Award or benefit under this Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

          (iii)  The Board, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in this Plan may file an election ("Initial Election") at any time prior to the 30 day period following the date on which the Participant initially becomes eligible to participate in this Plan (or at such other date as may be specified by the Board to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

          (iv)  The grant of Non-Qualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Eligible Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

           (v)  In no event shall any member of the Board, the Administrator or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

22.    Section 162(m).    Notwithstanding any provision of this Plan or any Award Agreement to the contrary, if an Award under this Plan is intended to qualify as performance-based compensation under Section 162(m) and the regulations issued thereunder and a provision of this Plan or an Award Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Award to satisfy the requirements of Section 162(m).

23.    Employees Based Outside of the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Parent or Subsidiary of the Company operates or has Eligible Individuals, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Parent and/or Subsidiary of the Company shall be covered by this Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in this Plan; (c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 23 by the Administrator shall be attached to this Plan document as appendices; and (e) take any other action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

24.    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or any Parent or Subsidiary of the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Parent or Subsidiary of the Company, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Parent or its Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

25.    Nonexclusivity of this Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Administrator to adopt such other compensation arrangements as it may deem desirable for any Eligible Individual.

26.    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's or any Parent or Subsidiary of the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company, a Parent or a Subsidiary of the Company to take any action which such entity deems to be necessary or appropriate.

27.    Indemnification.    Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a member of any committee or subcommittee acting as Administrator, or an officer of the Company to whom authority was delegated in accordance with this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan so long as he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company; provided, however, that no indemnification shall be required with respect to any (i) claim, issue or matter, including, but not limited to, taxes or interest or penalties thereon, as to which such person shall have been adjudged to have been liable for negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the court in which such action or proceeding was brought, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem to be proper, or (ii) circumstance where the person to be indemnified is involved in the claim, action, suit or proceeding as the plaintiff or claimant. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

REVOCABLE PROXY - DICK'S SPORTING GOODS, INC. Annual Meeting of Stockholders June 6, 2012, 1:30 p.m. (local time) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby revokes all prior proxies and appoints Joseph H. Schmidt, Timothy E. Kullman and David I. Mossé, and each of them acting in the absence of the other, to act as proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Dick's Sporting Goods, Inc. (the "Company") and hereby appoints Edward W. Stack to act as proxy for the undersigned, with full power of substitution, to vote all shares of Class B common stock of the Company, in each case that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Wednesday, June 6, 2012 at the Hyatt Regency, 1111 Airport Blvd., Pittsburgh, PA 15231, and any and all adjournments or postponements thereof, as set forth below. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: foR the nominees for directors specified, foR approval of the company’s 2012 stock and incentive Plan, foR ratification of Deloitte & touche llP as the company's independent registered public accounting firm and foR approval, on an advisory basis, of the compensation of named executive officers. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 6, 2012. The Proxy Statement and our 2011 Annual Report to Stockholders are available at: http://www.allianceproxy.com/dcsg/2012

FOR WITHHOLD The Board of Directors recommends a vote FOR each of the listed nominees in proposal 1, and FOR proposals 2, 3 and 4. Please mark votes FOR AGAINST ABSTAIN as in this example Proposal 1- Election of Class A Directors, each for terms that expire in 2015 Nominees for the Board of Directors are 01 William J. Colombo 02 Larry D. Stone Proposal 2- Approve the Company’s 2012 Stock and Incentive Plan Proposal 3- Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm Proposal 4- Non-binding advisory vote to approve compensation of named executive officers I plan to attend the annual Meeting Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign. Date: Signature Signature (if held jointly) CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.contRol nUMbeR PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Holders of shares under the Dick's Sporting Goods, Inc. ESPP or Stock Incentive Plan must vote no later than 11:59 P.M. Eastern Daylight Savings Time on May 31, 2012 INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.